                                    As filed with the Securities and Exchange Commission on June 29, 1990.

                                                                                                   Registration No. 33-_______-D
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D. C. 20549
                                                   -----------------------------
                                                             FORM S-18
                                                       Registration Statement
                                                                Under
                                                     The Securities Act of 1933
                                                   -----------------------------
                                                       CATALINA CAPITAL CORP.
                                       (Exact name of registrant as specified in its charter)

                               Delaware                                7389                                  (Applied for)
                       (State of Incorporation)              (Primary Standard Industrial                    (IRS Employer
                                                              Classification Code Number)                Identification Number)

                                                     12543-A East Pacific Circle
                                                       Aurora, Colorado 80014
                                                           (303) 337-1033
             (Address and telephone number of registrant's principal executive offices and principal place of business)

                                                    The Corporation Trust Company
                                                    The Corporation Trust Center
                                                         1209 Orange Street
                                                     Wilmington, Delaware 19801
                                      (Name, address and telephone number of agent for service)

                                                              Copy to:
                                                   Heather Zane Anderson, Esquire
                                                           Pred and Miller
                                                 501 South Cherry Street, Suite 500
                                                       Denver, Colorado 80222
                                                   -----------------------------
                                  Approximate date of commencement of proposed sale to the public:
                             As soon as practicable after this Registration Statement becomes effective.
                                                   -----------------------------
                                                   CALCULATION OF REGISTRATION FEE
              ======================================================================================================================
                     Title of                                                      Proposed           Proposed
                    Each Class                                Amount               Maximum            Maximum          Amount of
                   of Securities                               Being              Offering Price      Aggregate        Registration
                  Being Registered                            Registered           Per Unit         Offering Price(5)     Fee
              ----------------------------------------------------------------------------------------------------------------------
              Common Stock, $.00001 par value             3,000,000 Shares            $0.10          $  300,000          $ 75.00
              Class A Common Stock Purchase Warrants      3,000,000 Warrants          $--                    --              -- (1)
              Common Stock, $.00001 par value             3,000,000 Shares (2)        $0.30             900,000           225.00
              Class B Common Stock Purchase Warrants      3,000,000 Warrants          $--                    --              -- (1)
              Common Stock, $.00001 par value             3,000,000 Shares (3)        $0.75           2,250,000           562.50
              Class C Common Stock Purchase Warrants      3,000,000 Warrants          $--                    --              -- (1)
              Common Stock, $.00001 par value             3,000,000 Shares (4)        $1.30           3,900,000           975.00
              ----------------------------------------------------------------------------------------------------------------------
                                                                                                     $7,350,000          $1,837.50
              ======================================================================================================================

              (1)  Pursuant to Rule 457(g), no separate registration fee is required for warrants.

              (2)  To be issued upon exercise of Class A Warrants. Pursuant to Rule 416, the number of shares issuable upon exercise of the Warrants is subject to adjustment  under the  antidilution  provisions of the Unit Warrant  Agreement (see
                   Exhibit 4.1).

              (3)  To be issued upon exercise of Class B Warrants. Pursuant to Rule 416, the number of shares issuable upon exercise of the Warrants is subject to adjustment  under the  antidilution  provisions of the Unit Warrant  Agreement (see
                   Exhibit 4.1).

              (4)  To be issued upon exercise of Class C Warrants. Pursuant to Rule 416, the number of shares issuable upon exercise of the Warrants is subject to adjustment  under the  antidilution  provisions of the Unit Warrant  Agreement (see
                   Exhibit 4.1).

              (5)  Estimated solely for the purpose of calculating the registration fee.


              The  registrant  hereby  amends this  registration  statement  on such date or dates as may be  necessary to delay its effective date until the registration  statement shall thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

====================================================================================================================================

     As filed with the Securities and Exchange Commission on June 29, 1990.
                                               Registration No. 33-___________-D
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-18
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             ----------------------

                             CATALINA CAPITAL CORP.
             (Exact name of registrant as specified in its charter)


   Delaware                           7389                      (Applied for
--------------           ----------------------------       -------------------
(State of                (Primary Standard Industrial       (I.R.S. Employer
Incorporation)           Classification Code Number)        Identification No.)


                           12543-A East Pacific Circle
                             Aurora, Colorado 80014
                                 (303) 337-1033

        (Address and telephone number of registrant's principal executive offices and principal place of business)


                          The Corporation Trust Company
                          The Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801


            (Name, address and telephone number of agent for service)

                             ----------------------

                                    Copy to:

                         Heather Zane Anderson, Esquire
                                 Pred and Miller
                       501 South Cherry Street, Suite 500
                             Denver, Colorado 80222

                             ----------------------

        Approximate date of commencement of proposed sale to the public:
                 as soon as practicable after this Registration
                          Statement becomes effective.

                              CALCULATION OF REGISTRATION FEE
----------------------------- ---------------------------------------------------------------- ---------------------
                                                          Proposed          Proposed
                                                          Maximum           Maximum
Tide of Each Class of          Amount                     Offering          Aggregate                Amount of
   Securities Being            Being                      Price             Offering               Registration
     Registered                Registered                 Per Unit          Price(5)                   Fee
----------------------------- ---------------------------------------------------------------- ---------------------

Common Stock,                  3,000,000 Shares           $0.10              $   300,000            $   75
  $.00001 par value
Class A Common Stock
  Purchase Warrants           3,000,000 Warrants          $--                       --                  --(1)
Common Stock,
  $.00001 par value           3,000,000 Shares(2)         $0.30                  900,000               225
Class B Common Stock
  Purchase Warrants           3,000,000 Warrants          $--                       --                  --(1)
Common Stock,
  $.00001 par value           3,000,000 Shares(3)         $0.75                2,250,000               562.50
Class C Common Stock
  Purchase Warrants           3,000,000 Warrants          $--                       --                  --(1)
Common Stock,
  $.00001 par value           3,000,000 Shares(4)         $1.30                3,900,000               975
                                                                             -----------            ---------
                                                                             $ 7,350,000            $1,837.50
                                                                             ===========            =========
----------------------------- --------------------------- ----------------- ------------------ ---------------------

(1) Pursuant to Rule 457(g), no separate registration fee is required for warrants.

(2) To be issued upon exercise of Class A Warrants. Pursuant to Rule 416, the number of shares issuable upon exercise of the Warrants is subject to adjustment under the antidilution provisions of the Unit Warrant Agreement (see Exhibit 4.1).

(3) To be issued upon exercise of Class B Warrants. Pursuant to Rule 416, the number of shares issuable upon exercise of the Warrants is subject to adjustment under the antidilution provisions of the Unit Warrant Agreement (see Exhibit 4.1).

(4) To be issued upon exercise of Class C Warrants. Pursuant to Rule 416, the number of shares issuable upon exercise of the Warrants is subject to adjustment under the antidilution provisions of the Unit Warrant Agreement (see Exhibit 4.1).

(5)      Estimated solely for the purpose of calculating the registration fee.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                          CATALINA CAPITAL CORP.

                                          CROSS REFERENCE SHEET



         REGISTRATION ITEM                                                        LOCATION IN PROSPECTUS
------------------------------------------------------------------------------------------------------------------------------
1.       Forepart of the Registration Statement
         and Outside Front Cover of Prospectus .................................. Cover Page

2.       Inside Front and Outside Back Cover
         page of Prospectus ..................................................... Additional Information

3.       Summary Information, Risk Factors ...................................... Prospectus Summary; Risk Factors

4.       Use of Proceeds ........................................................ Use of Proceeds

5.       Determination of Offering Price ........................................ Cover Page; Terms of Offering

6.       Dilution ............................................................... Dilution and Other Comparative Data

7.       Selling Security Holders ............................................... Not applicable

8.       Plan of Distribution ................................................... Cover Page; Terms of Offering

9.       Legal Proceedings ...................................................... Legal Proceedings

10.      Directors and Executive Officers ....................................... Management

11.      Security Ownership of Certain Beneficial Owners and Management ......... Principal Stockholders; Certain Transactions
                                                                                  with Management and Others

12.      Description of Securities to be Registered ............................. Description of Securities

13.      Interests of Named Experts and Counsel ................................. Legal Matters; Experts

14.      Statement as to Indemnification ........................................ Not Applicable

15.      Organization Within 5 Years ............................................ Prospectus Summary; Business

16.      Description of Property ................................................ Prospectus Summary; Business

17A.     Description of Property -- Registrants Engaged or to be Engaged
         in Significant Mining Operations ....................................... Not Applicable

17B.     Supplementary Financial Information about Oil and
         Gas Producing Activities ............................................... Not Applicable

18.      Interest of Management and Others
         in Certain Transactions ................................................ Certain Transactions with
                                                                                  Management and Others

19.      Certain Market Information ............................................. Not Applicable

20.      Executive Compensation ................................................. Management

21.      Financial Statements ................................................... Financial Statements

Prospectus

                             CATALINA CAPITAL CORP.
                            (A Delaware Corporation)
                                 3,000,000 Units
                                  $.10 per Unit

          By this Prospectus, Catalina Capital Corp. (the "Company"), is offering to the public 3,000,000 units ("Units") of the Company's securities. Each Unit consists of one share of common stock, par value $.00001 per share ("Common Stock" or "Common Shares"), and three redeemable Common Stock Purchase Warrants ("Warrants"), respectively denominated Class A, Class B, and Class C. Each Class A Warrant will entitle the holder to purchase one share of Common Stock at a price of $.30 for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date. Each Class B Warrant will entitle the holder to purchase one share of Common Stock at a price of $.75 for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date. Each Class C Warrant will entitle the holder to purchase one share of Common Stock at a price of $1.30 for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date. The Warrants are in registered form and, upon issuance, will be immediately detachable and may be traded separately from the Common Stock, in the event that a market exists therefor. The Company may redeem any or all of the Warrants upon 30 days' written notice, reduce the exercise price thereof and indefinitely extend the exercise period thereof. Except as otherwise provided in subparagraph (a) of the section herein captioned "Description of Securities - Warrants - Redemption," the Warrants can be exercised or redeemed only if a current prospectus is then in effect. See "Description of Securities - Warrants."


                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
          SEE "RISK FACTORS" AND "DILUTION AND OTHER COMPARATIVE DATA."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------------------------- ---------------------------- ----------------------------- ----------------------
                                            Price to                    Underwriting              Proceeds to
                                            Public                      Commissions(2)            the Company(3)
---------------------------------- ---------------------------- ----------------------------- ----------------------
Per Unit                                    $    .10                        -0-                      $    .10
---------------------------------- ---------------------------- ----------------------------- ----------------------
Total Minimum (1)                           $150,000                        -0-                      $150,000
---------------------------------- ---------------------------- ----------------------------- ----------------------
Total Maximum (1)                           $300,000                        -0-                      $300,000
---------------------------------- ---------------------------- ----------------------------- ----------------------

                                          (See Notes on the pages following)

                     The date of this Prospectus is _________________, 1990

          (1) This offering is not underwritten. The Units offered by this Prospectus will be offered by those officers and directors of the Company who have had no prior experience in the sale of securities. No underwriting discounts or commissions will be paid to such persons, although their out-of-pocket expenses will be reimbursed by the Company. This offering of 1,500,000 Units minimum, 3,000,000 Units maximum, is being made on a "minimum-maximum, best efforts" basis for a period of 90 days from the date of this Prospectus, which period may be extended by the Company for an additional 90 days, or until completion or abandonment of this offering, whichever occurs sooner. All proceeds from the sale of the Units being offered will promptly (and in no event later than noon of the next business day following receipt) be placed into an escrow account with Omnibank Aurora, located in Aurora, Colorado ("Escrow Agent"), and no funds will be released to the Company unless and until a minimum of 1,500,000 Units have been sold. Unless proceeds from the minimum number of Units offered hereby have been deposited with the Escrow Agent within 90 days from the date of this Prospectus (which period may be extended for up to an additional 90 days by the Company), the offering will be withdrawn and all monies received will be refunded to subscribers by the Escrow Agent, without deduction therefrom for offering costs or sales expenses incurred, if any, and without payment of any interest thereon. All such refunds will be made as promptly as shall be practicable. The investor should be aware, however, that under specified circumstances federal law, including the Expedited Funds Availability Act of 1988 and Regulation CC (pertaining to the availability of funds and the collection of checks), permits a bank to withhold payment of funds on a deposit made by a check drawn on a "nonlocal" bank for up to seven working days pending collection of the check through the applicable bank check clearing system. As a result, monies derived from a subscription payment that shall have been made by check may not be available to the Company, for refund to the subscriber following the abandonment of the offering, until as many as seven business days following the subscriber's tender of the subscription funds to the bank. Assuming that, consistent with federal law as described above, funds for a particular subscription have become available to the Company for refund, it is likely that approximately one working day will be required for the Company to confirm to the escrow bank that a refund should be made and for the bank to prepare and mail a refund check to the subscriber. The date upon which a refund check would be mailed will depend, therefore, upon the relationship between the date upon which a subscription check shall have been tendered and the date upon which the offering shall have been abandoned. The closer in time the tender shall be to the date of abandonment, the longer the mailing of the refund check is likely to be delayed, up to a total of approximately eight working days following the abandonment. Except as provided above, investors have no right to the return of their funds during the term of the offering. If at least 1,500,000 Units are sold and the proceeds therefrom deposited into the escrow account within the period set forth above, the offering will continue until the remaining 1,500,000 Units being offered are sold, until 90 days from the date of this Prospectus (up to 180 days if extended), or until the Company determines to terminate the offering, whichever occurs first.

          (2) The amounts shown do not reflect expenses of the offering payable by the Company. These expenses, which include filing fees, printing, legal and accounting costs, and miscellaneous fees, are estimated to be $20,500, or $.0137 (13.7%) per Unit if the minimum number of Units is sold and $.0068 (6.8%) per Unit if the maximum number of Units is sold. See "Use of Proceeds."

          (3) The amounts shown do not include any proceeds the Company would receive upon the exercise of the Warrants. If the maximum number of Units offered hereby is sold, the Company would receive additional gross proceeds of $7,050,000 upon the exercise of all of the Warrants.

          Prior to this offering there has been no public market for the Company's securities and there can be no assurance that a public market for the Units, Common Stock or Warrants will develop following this offering or that the Units can be resold at or near the offering price. The Company has no arrangements with broker-dealers to maintain a trading market for its securities. The initial public offering price of the Units has been arbitrarily determined by the Company and bears no relationship to the Company's assets, net worth or prospects, or to any other recognized criteria of value. The exercise price of the Warrants has been arbitrarily set and there is no assurance, and little likelihood, that the trading price of the Common Stock will rise sufficiently to make exercise of any Warrants desirable.

         This offering involves special risks concerning the Company, which has not engaged in business operations other than efforts to raise capital, including immediate and substantial dilution to public purchasers of Units in the net tangible book value per share of the Common Stock acquired and substantial potential profits to present stockholders of the Company by reason of the increase in the net tangible book value of their shares as a result of purchases of Units by the public. See "Risk Factors," "Dilution and Other Comparative Data," and "Certain Transactions with Management."

                             ----------------------

          THESE UNITS ARE OFFERED BY THE COMPANY FOR CASH SUBJECT TO PRIOR SALE, TO ALLOTMENT AND WITHDRAWAL AND TO CANCELLATION OR MODIFICATION OF THE OFFERING, WITHOUT NOTICE AT ANY TIME BY THE COMPANY PRIOR TO THE RELEASE OR DELIVERY OF ANY PROCEEDS OF THIS OFFERING TO THE COMPANY WHETHER OR NOT A CONFIRMATION OF SALE OF UNITS OFFERED BY THIS PROSPECTUS PREVIOUSLY HAS BEEN ISSUED BY THE COMPANY. PAYMENT BY A SUBSCRIBER OF THE FULL SUBSCRIPTION PRICE AND DEPOSIT OF THE SAME INTO THE ESCROW ACCOUNT DOES NOT CONSTITUTE ACCEPTANCE OF SUCH SUBSCRIPTION BY THE COMPANY. THE RIGHT IS RESERVED BY THE COMPANY TO REJECT ANY AND ALL OFFERS TO PURCHASE AND TO CANCEL ANY AND ALL CONFIRMATIONS OF SALE OF ANY UNITS OFFERED HEREBY, IN WHOLE OR IN PART, FOR CAUSE OR WITHOUT CAUSE, AT ANY TIME PRIOR TO THE CLOSING OF THE OFFERING. REFUNDS TO SUBSCRIBERS WHOSE
SUBSCRIPTIONS ARE CANCELED WILL BE MADE AS PROMPTLY AS PRACTICABLE AFTER CLOSING, AND ACCORDLNGLY, SUBSCRIBERS MAY LOSE THE USE OF SUBSCRIPTION FUNDS, WITHOUT PAYMENT OF ANY INTEREST THEREON, FOR UP TO 190 DAYS.

                             ----------------------

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO THESE SECURITIES BY ANYONE TO ANY PERSON IN ANY STATE IN WHICH THIS OFFERING OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF OR IN WHICH THE PERSON MAKING SAID OFFERING OR SOLICITATION IS NOT QUALIFIED TO ACT AS DEALER OR BROKER OR OTHERW1SE TO MAKE SUCH OFFERING OR SOLICITATION.

                             ----------------------

         THE SECURITIES BEING SOLD PURSUANT TO THIS PROSPECTUS ARE HIGHLY SPECULATIVE IN NATURE AND NO GUARANTEES OR OTHER WARRANTIES TO THE CONTRARY ARE MADE BY THE COMPANY AS ISSUER. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

                             ----------------------

          THE COMPANY HAS NOT TAKEN ANY STEPS TO CREATE AN AFTERMARKET FOR THE SECURITIES OFFERED HEREIN AND HAS MADE NO ARRANGEMENTS WITH ANY BROKERS TO TRADE OR MAKE A MARKET IN THESE SECURITIES. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THESE SECURITIES AND TO QUOTE THE SECURITIES OF THE COMPANY IN A PUBLISHED QUOTATION MEDIUM. NO ARRANGEMENTS HAVE BEEN MADE IN THAT REGARD, HOWEVER, AND NO ASSURANCE IS OFFERED THAT ANY BROKERS WILL BE WILLING TO ENGAGE IN SUCH ACTIVITIES RELATIVE TO THESE SECURITIES. IN THE EVENT THAT ANY BROKER WERE TO BECOME THE EXCLUSIVE MARKET MAKER IN THESE SECURITIES, THE BROKER WOULD IN EFFECT DOMINATE AND CONTROL THE MARKET FOR THE COMPANY'S SECURITIES.

                             ----------------------

          THE COMPANY HAS UNDERTAKEN, DURING THE 90-DAY PERIOD FOLLOWING THE DATE OF THIS PROSPECTUS AND DURING THE EXERCISE PERIOD OF THE WARRANTS, AT ANY TIME

WHEN THE COMMON STOCK BID PRICE EXCEEDS THE WARRANT EXERCISE PRICE, TO FILE POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS RELATES AND TO REFLECT THEREIN ANY FACTS OR EVENTS ARISING AFTER THE DATE HEREOF WHICH REPRESENT A FUNDAMENTAL OR MATERIAL CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN SUCH REGISTRATION STATEMENT. ANY SUCH AMENDMENTS WILL BE DISSEMINATED TO STOCKHOLDERS AND WARRANTHOLDERS OF THE COMPANY AFTER THE REQUIRED FILINGS HAVE BEEN MADE WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAVE BEEN DECLARED EFFECTIVE.

                             ----------------------

         THE COMPANY IS NOT CURRENTLY SUBJECT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY WILL FURNISH TO ITS STOCKHOLDERS ANNUAL REPORTS CONTAINING FINANCIAL INFORMATION EXAMINED AND REPORTED UPON, WITH AN OPINION EXPRESSED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SO LONG AS IT IS REQUIRED TO DO SO. IN ADDITION, THE COMPANY MAY FURNISH UNAUDITED QUARTERLY OR OTHER INTERIM REPORTS TO ITS STOCKHOLDERS AS IT DEEMS APPROPRIATE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary ........................................................   1
Risk Factors ..............................................................   2
Dilution and Other Comparative Data .......................................  10
Use of Proceeds ...........................................................  12
Business ..................................................................  13
          General .........................................................  13
          Investigation and Selection
            of Business Opportunities .....................................  14
          Form of Acquisition .............................................  17
          Investment Company Act and Other Regulation .....................  18
          Competition .....................................................  19
          Administrative Offices ..........................................  19
          Employees .......................................................  19
Management ................................................................  19
          Biographical Information ........................................  20
          Remuneration ....................................................  21
          Indemnification of Officers and Directors .......................  21
          Exclusion of Liability ..........................................  22
Prior Blind Pool Activities ...............................................  22
Potential Conflicts of Interest ...........................................  23
Certain Transactions with Management and Others ...........................  24
Principal Stockholders ....................................................  25
Description of Securities .................................................  26
          Units ...........................................................  26
          Common Stock ....................................................  26
          Preferred Stock .................................................  26
          Warrants ........................................................  26
          Transfer and Warrant Agent ......................................  28
          Reports to Stockholders .........................................  29
Terms of Offering .........................................................  29
          Pricing of Units ................................................  29
Legal Proceedings .........................................................  30
Legal Matters .............................................................  30
Experts ...................................................................  30
Additional Information ....................................................  30
Financial Statements ......................................................  F-1

                               PROSPECTUS SUMMARY

          The following summary is intended to supply selected facts and highlights from material contained in the body of this Prospectus. More detailed information may be found in the remainder of the Prospectus. This summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere herein.

The Company

         Catalina Capital Corp. (the "Company") was incorporated under the laws of Delaware on April 27, 1990. Its offices are located at the residence of its Vice President at 12543-A East Pacific Circle, Aurora, Colorado 80014. Its telephone number is (303) 337-1033.

          The Company is a new enterprise in the early promotional and development stage and has not engaged in any business other than organizational efforts. It has no full-time employees and owns no real property. The Company intends, upon successful completion of this offering, to utilize the net proceeds realized to seek out and take advantage of business opportunities which may have potential for profit and, to that end, intends to acquire properties or businesses, or a controlling interest therein. Management of the Company will have virtually unlimited discretion in determining the business activities in which the Company will engage. The Company believes that its ability to take advantage of business opportunities will be enhanced by (1) its willingness to invest in high risk ventures and businesses, (2) its flexibility in structuring investments, including the probable surrender of control and replacement of management, and (3) its status as a publicly held company with liquid assets that can be deployed quickly.

          The Company currently does not own any properties or an interest in any business. Moreover, it has not identified any properties or business opportunities which it proposes to acquire, has no understanding or arrangement to acquire any properties or business interests, and has not identified any specific geographical area, industry or type of business in which it will seek to operate. Accordingly, this offering must be considered a "blind pool" offering. There can be no assurance that the Company will be able to acquire any properties or business interests available, or that any such acquisition will be profitable. See "Risk Factors" and "Business."

The Offering

          The Company is offering a minimum of 1,500,000 and a maximum of 3,000,000 Units, at the price of $.10 per Unit. Each Unit consists of one share of Common Stock, par value $.00001 per share, one Class A Warrant, one Class B Warrant and one Class C Warrant. Each Class A Warrant, Class B Warrant and Class C Warrant will be exercisable for one share of Common Stock, for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date, at a price of $.30, $.75 and $1.30, respectively. Upon issuance, the Warrants will be detachable and may be transferred separately from the Common Stock. The Company may redeem the Warrants at a price of $.0001 per Warrant upon 30 days' written notice, reduce the exercise price or indefinitely extend the exercise period of the Warrants. See "Description of Securities."

Outstanding Shares

          There are 7,300,000 shares of the Company's Common Stock currently outstanding. Upon conclusion of this offering, there will be 8,800,000 shares outstanding if the minimum number of Units is sold and 10,300,000 shares if the maximum number of Units is sold. The number of shares stated does not include any Common Stock issuable upon exercise of the Warrants.

Use of Proceeds

         The proceeds of this offering, net of all expenses of the offering, are estimated to be $129,500 if the minimum number of Units is sold and $279,500 if all of the Units are sold. These proceeds will be used for general and administrative expenses, to investigate and evaluate business opportunities and to acquire properties or business interests, and for working capital. See "Use of Proceeds."

Risk Factors

          Investment in the Units involves an extremely high degree of risk. Potential investors should consider that the Company is in the early development stage and has not commenced commercial activities, has no revenues, earnings or operating history and only limited capitalization, and is dependent upon the proceeds of this offering to commence operations. Further, the proceeds of this offering have been allocated only generally, no properties or business interests for acquisition have been identified, and investors will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock acquired as compared to the offering price. In seeking business opportunities, the Company could incur substantial losses. The Company's present management has very limited experience in seeking, investigating and acquiring business opportunities. Moreover, management has other business interests which may conflict with the Company's interests and will devote relatively little time to the Company's affairs. See "Risk Factors."

Selected Financial Information

          Selected financial information concerning the Company as of June 6, 1990, is given below. This information should be read in conjunction with the financial statements and notes appearing elsewhere in this Prospectus.

    Assets

                 Cash                                      $10,791
                 Organizational Cost                           492
                 Deferred Offering Costs                     5,385
                                                           -------
                 Total Assets                                           $16,668
                                                                        =======
    Liabilities and Stockholders' Equity

                 Current Liabilities                       $   885
                 Stockholders' Equity                       15,783
                                                           -------

                 Total Liabilities and
                 Stockholders' Equity                                   $16,668
                                                                        =======

                                  RISK FACTORS

          The purchase of Units in this offering involves extreme risks and the possibility of the loss of a stockholder's entire investment. A prospective investor should evaluate all information discussed in this Prospectus and the risk factors discussed below in relation to his financial circumstances before investing in the Units.

The Company

          1. No Operating History. The Company was formed in April 1990 for the purpose of raising capital through a public offering of securities and to acquire a business opportunity. The Company has no operating history, revenues from operations, or assets other than cash from private sales of stock. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, acquisition, or involvement in a new business opportunity. Purchase of the securities in this offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. See "Use of Proceeds" and "Business."

          2. No Assurance of Success or Profitability. There is no assurance that the Company will acquire a favorable business opportunity. In addition, even if the Company becomes involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby. See "Business."

          3. Unspecified Use of Proceeds. Net proceeds of this offering are not specifically allocated. They will be used generally to search for, acquire, or participate in a business opportunity deemed beneficial by management. Stockholders of the Company will not be given the opportunity to review or evaluate the merits of a business opportunity before the Company enters into a transaction involving such business or business opportunity. Investors will be entrusting their funds to management, which will determine the specific expenditure of the funds. This type of offering is known as a "blind pool" and involves extreme risk and speculation for purchasers. See "Business" and "Use of Proceeds."

          4. Possible Business -- Not Identified and Highly Risky. The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can only disclose the risks and hazards of a business or opportunity that it may enter into in a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. An investor can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity is unsuccessful. See "Business."

          5. Type of Business Acquired. The type of business to be acquired may be one which desires to avoid effecting its own public offering and the accompanying expense, delays, and federal and state requirements which purport to protect investors. Because of the Company's limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of a publicly traded company. Moreover, it is also possible that any business opportunity acquired may be currently unprofitable or present other negative factors.

          6. Impracticability of Exhaustive Investigation. The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto.
Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor or others associated with the business opportunity seeking the Company's participation. It is possible that all or a large portion of the proceeds from this offering may be expended for investigative expenses, especially if any business opportunity extensively investigated is not eventually acquired. See "Business."

          7. Lack of Diversification. Because of the limited financing capabilities of the Company at the present time and upon completion of this offering, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations. See "Business."

          8. Possible Reliance upon Unaudited Financial Statements. The Company generally will require audited financial statements from companies which the Company proposes to acquire. No assurance can be given, however, that audited financials will be available to the Company. In cases where audited financials are unavailable, the Company will have to rely upon unaudited information received from target companies' management which has not been independently verified by outside auditors. Moreover, the Company will be subject to the reporting provisions of the Securities Exchange Act of 1934 and thus will be required to furnish certain information about significant acquisitions, including certified financial statements for any business that the Company acquires. Consequently, acquisition prospects that do not have or are unable to obtain the required certified statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act of 1934 are applicable. In addition, Warrantholders may not be able to exercise their Warrants if the Company acquires a business that does not have audited financial statements until such time as audited statements become available, because the Company would be unable to meet the requirements for maintenance of a current registration statement on file with the Securities and Exchange Commission.

          9. Investment Company Regulation. The Company does not intend to become classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"). The Company believes that it will not become subject to regulation under the Investment Act because (i) the Company will not be engaged in the business of investing or trading in securities, (ii) any merger or acquisition undertaken by the Company will result in the Company's obtaining a majority interest in any such merger or acquisition candidate, and
(iii) the Company intends to discontinue any investment in a prospective merger or acquisition candidate in which a majority interest cannot be obtained. In the event that the Company is required to register as an investment company, it could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission (the "Commission") as to the status of the Company under the Investment Act and, consequently, any violation of the Investment Act will subject the Company to materially adverse consequences. Should the Commission find that the Company is subject to the Investment Act, and direct the Company to register under such Act, the Company would vigorously resist any such order or finding. Irrespective of whether the Commission or the Company prevailed in such dispute, however, the Company would be damaged by the costs and delays involved. Because the Company will not register under the Investment Act, investors in the Company will not have the benefit of the various protective provisions imposed on investment companies by such Act, including requirements for independent directors. See "Business."

          10. Other Regulation. An acquisition made by the Company may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming and expensive process and may limit other investment opportunities of the Company.

         11. Public Investors Will Bear Financial Risks. The Company's present stockholders have acquired their shares of the Company at an extremely low cost and consequently have contributed only an insignificant amount of capital to the Company. The purchasers in this offering will provide virtually all of the capital that the Company will use in carrying out its business plan and thus will bear most of the risk of loss, if any, incurred by the Company. See "Principal Stockholders."

         12. Dependence upon Management. The Company will be heavily dependent upon the skills, talents, and abilities of its management to implement its business plan. The Company's officers and directors will each devote on average between five and twenty hours per month to the affairs of the Company, which for a company such as this that is heavily dependent upon management, may be inadequate for Company business, and may delay the acquisition of any opportunity considered. Furthermore, management does not have substantial experience in seeking, investigating and acquiring businesses and will depend upon its general business expertise in making decisions regarding the Company's operations. See "Management." Because investors will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's management.

          13. Lack of Continuity in Management. The Company does not have employment agreements with its management, and there is no assurance that persons named herein will manage the Company in the future. In connection with acquisition of a business opportunity, some or all of the current management of the Company probably will resign and appoint successors. This may occur without the vote or consent of the stockholders of the Company. See "Business" and "Principal Stockholders."

          14. Conflicts of Interest. Certain conflicts of interest have existed and will continue to exist between the Company and its officers and directors. All have other business interests to which they devote their primary attention, and each may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to the Company. See "Potential Conflicts of Interest."

          15. Limited Participation of Management. Each of the officers and directors has full-time outside employment and will be available to participate in management decisions only on an "as needed" basis which may amount to on average as little as five hours per month. The amount of time which officers and directors are able to devote to Company business may be inadequate for Company business and may delay the acquisition of any opportunity considered.

          16. Indemnification of Officers and Directors. The Company's Certificate of Incorporation provides for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company may also bear the expenses of such litigation for any of its directors, officers, employees or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup. See "Management - Indemnification of Officers and Directors."

          17. Director's Liability Limited. Under the Company's Certificate of Incorporation, directors of the Company cannot be held liable to the Company for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not affect the liability of any director under federal or applicable state securities laws. See "Management - Exclusion of Liability."

          18. Dependence upon Outside Advisors. To supplement the business experience of management, the Company may be required to employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company.

          19. Possible Need for Additional Financing. The Company's funds may not be adequate to take advantage of any available business opportunities. The offering may terminate upon the receipt of only the minimum net proceeds of $129,500, substantially less than the maximum net proceeds of $279,500. Even if the Company has sufficient funds to acquire an interest in a business opportunity, it may not have sufficient capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital. See "Use of Proceeds" and "Business."

          20. Leveraged Transactions. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing on the assets of the business opportunity to be acquired, on the projected future revenues, or the profitability of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses, and investors should be aware that the Company has not established any specific criteria or plan in connection with analyzing whether, and to what extent, a particular candidate's operations can support the leverage the Company would incur in a leveraged buy-out. Investors should also be aware of the high default rate experienced recently by entities entering into leveraged transactions, many of which defaults resulted from overly optimistic analyses and income projections.

         21. Competition. The search for potentially profitable business opportunities is intensely competitive. The Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company. These competitive conditions will exist in any industry in which the Company may become interested. See "Business."

          22. No Foreseeable Dividends. The Company has not paid dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future.

          23. Loss of Control by Present Management and Stockholders. The Company may consider an acquisition in which the Company issues a substantial amount of its authorized but unissued Common Stock (80% or more control) as consideration for any business opportunity acquired. The result of such acquisition would be that the acquired Company's stockholders and management would control the Company, and the Company's management could be replaced by persons unknown at this time. Such a merger could leave the investors in this offering with stock worth substantially less than the price paid in this offering, and a greatly reduced percentage of ownership of the Company. Management could sell its control block of stock at a premium price to the acquired company's stockholders, although management has no present plans to do so. See "Certain Transactions with Management and Others."

          24. Dilutive Effects of Issuing Additional Common Stock. The vast majority of the Company's authorized but unissued Common Stock will remain unissued after this offering, even if all Units offered are sold and all Warrants offered are exercised. The board of directors of the Company has authority to issue such unissued shares without the consent or vote of the stockholders of the Company. The issuance of these shares may further dilute the interests of investors purchasing in this offering and will reduce their proportionate ownership and voting power in the Company.

The Offering

          25. Determination of Offering and Exercise Price. The price at which the Units are being offered to the public and the exercise prices of the Warrants have been arbitrarily determined by the Company. Such prices bear no direct relationship to the Company's assets, net worth or prospects, or to any other recognized criteria of value.

          26. Loss of Beneficial Use of Subscription Funds. Under the terms of this offering, subscription funds for Units will be deposited into escrow and held for the offering period of 90 days (up to 180 days, if extended), or until this offering is abandoned or closed, whichever occurs first. The Company has reserved the right to reject any subscription, and cancel any confirmation of sale issued, in whole or in part, prior to closing, even if the subscriber's funds are held in escrow until the offering is abandoned or closed, warranting only to refund such funds as promptly as shall be practicable after abandonment or closing, as the case may be. In this regard, the investor should be aware that under specified circumstances federal law, including the Expedited Funds Availability Act of 1988 and Regulation CC (pertaining to the availability of funds and the collection of checks), permits a bank to withhold payment of funds on a deposit made by a check drawn on a "nonlocal" bank for up to seven working days pending collection of the check through the applicable bank check clearing system. As a result, monies derived from a subscription payment that shall have been made by check may not be available to the Company, either for closing of the offering or for possible refund to the subscriber following a rejection of all or a portion of the subscription or the abandonment of the offering, until as many as seven business days following the subscriber's tender of the subscription funds to the bank. It is anticipated that a decision to reject all or a portion of a given subscription shall not be made until on or near the date of closing of the offering. Assuming that, consistent with federal law as described above, funds for a particular subscription have become available to the Company for refund, it is likely that approximately one working day will be required for the Company to notify the escrow bank that a refund of all or a portion of the subscription funds should be made and for the bank to prepare and mail a refund check to the subscriber. The date upon which a refund check would be mailed will depend, therefore, upon the relationship between the date upon which a subscription check shall have been tendered and the date upon which the offering shall have been closed or abandoned. The closer the tender shall be to the date of closing or abandonment, the longer the mailing of the refund check is likely to be delayed, up to a total of approximately eight working days following closing or abandonment. Subscribers could thus lose the beneficial use of their subscription funds for up to approximately 190 calendar days, without interest, and there is no guarantee that the subscriber will receive any or all of the Units subscribed for, even if the offering closes. Moreover, no method has been determined by which to prorate subscriptions should the offering be over-subscribed, and no proration may be made.

          27. Control by Present Stockholders. After completion of this offering, the present stockholders will own approximately 83% of the outstanding Common Stock, assuming that only the minimum number of Units is sold, and approximately 71%, assuming that the maximum number of Units is sold. These figures do not take into account any Units in this offering which may be purchased by present stockholders, though no arrangements have been made, and the Company does not anticipate any future arrangements, whereby shares of the offering are reserved for sale to such persons. Because the Company's Certificate of Incorporation does not permit cumulative voting for the election of directors, it is likely that public purchasers of Units will not have the power to elect a single director and, as a practical matter, the present stockholders will have the power to elect all directors and effectively control the Company. See "Description of Securities" and "Principal Stockholders."

          28. Sale of Minimum Number of Units. This offering is being made on a "best efforts, minimum-maximum" basis. If only the minimum number of Units is sold, the Company's operations and the scope of business opportunities open to it will be significantly curtailed. The degree of risk to investors in that event will be increased correspondingly.

          29. No Public Market Exists. There currently is no public market for the Units, Common Stock or Warrants being offered, and no assurance can be given that a market will develop subsequent to this offering or that purchasers will be able to resell their securities at the public offering price, or that a purchaser will be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

          30. No Market Maker - Possible Dominance of Market by Single Market Maker. Even if the Company proves to be successful in selling the Units offered hereunder, and the Company's securities become eligible to be traded by securities brokers and dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") in the "pink sheets" maintained by the National Quotation Bureau, Inc., the Company has no agreement with any NASD member to act as a market maker for the Company's securities. If the Company is unsuccessful in obtaining one or more market makers for the Company's securities, the trading level and price of the Company's securities will be materially and adversely affected. If the Company is successful in obtaining only one market maker for the Company's securities, the market maker would in effect dominate and control the market for such securities. Although management intends to contact several broker-dealers concerning their possible participation as a market maker in the Company's securities following the conclusion of this offering, there is no assurance management will be successful in obtaining any market makers for the Company's securities.

          31. Dilution. The Company's present stockholders, including officers, directors and founders, have acquired their controlling interest in the Company at an average weighted cost that is substantially less than the public offering price of the Units. Public purchasers of Units will suffer immediate and substantial dilution of $.0836 per share of Common Stock (83.6%), assuming the sale of only the minimum number of Units, and $.0714 per share of Common Stock (71.4%), assuming the sale of all Units being offered. These calculations do not take into account the issuance of up to an additional 9,000,000 shares of Common Stock if all Warrants are exercised, which event could result in a further dilution of the net tangible book value per share of the shares outstanding at such time, if the net tangible book value of the Common Stock then exceeds the Warrant exercise price. See "Dilution and Other Comparative Data."

          32. Benefit to Present Stockholders. Because present stockholders acquired their shares at prices substantially lower than the offering price of the Units, they will experience an increase in the present net tangible book value of their shares amounting to $.0l51, assuming sale of the minimum number of Units, and $.0273, assuming sale of all the Units being offered. See "Dilution and Other Comparative Data."

          33. Preferred Shares Authorized. The Certificate of Incorporation of the Company authorizes issuance of a maximum of 20,000,000 Preferred Shares, par value $.00001 per share. While no Preferred Shares have been issued or are outstanding on the date of this Prospectus and there is no plan to issue any in the foreseeable future, if issued, the terms of a series of Preferred Shares could operate to the significant disadvantage of the holders of outstanding Common Shares. Such terms could include, among others, preferences as to dividends, possible voting rights, and distributions on liquidation. See "Description of Securities - Preferred Stock."

          34. Possible Rule 144 Sales. All of the outstanding shares of Common Stock held by present stockholders are "restricted securities" as defined by Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of two years may, under certain conditions, sell every three months, in brokerage transactions, a number of shares which does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of three years. A sale under Rule 144 or any other exemption from the Act, if available, or subsequent registrations of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop. A total of 5,000,000 shares of Common Stock will become available for sale under Rule 144 beginning in April 1992, and an additional 2,300,000 shares will become available for sale under Rule 144 beginning in May 1992, all of which will be subject to applicable volume restrictions under the Rule.

          35. Market Overhang of Warrants. The Warrants offered as part of the Units are detachable and may be separately traded and quoted, if a market for the Warrants develops. Each Warrant is exercisable for one share of Common Stock for a period commencing on the date of this Prospectus and terminating on the second anniversary thereof. Each Class A Warrant, each Class B Warrant and Class C Warrant carries an exercise price of $.30, $.75 and $1.30, respectively. Exercise of the Warrants can be expected to have an adverse effect on the trading price of and market for the Common Stock, if any such market develops. Even if a public market for the Common Stock develops, it is unlikely that normal market forces will cause an increase in the bid price of the Common Stock to the level of the exercise price of the Warrants. It is possible that so long as the Warrants remain outstanding their existence will prevent a rise in the price of the Common Stock higher than the exercise price of any of the Warrants. See "Description of Securities - Warrants."

          36. Exercise of Warrants Uncertain. Because of the lack of a market for the Warrants and the uncertainty of the Company's potential for success, the Warrants may not be exercised before they expire, with the result that no Warrant proceeds would be received by the Company. The Warrants may be exercised only at a time when a current prospectus is in effect and only if the shares are qualified for sale under applicable securities laws of the states in which the various Warrantholders reside. Although the Company intends to use its best efforts to keep this Prospectus current during the Warrant exercise periods, there is no assurance that it will do so or that it will be financially able to do so. Further, it is not required to do so at any time when the market bid price for the Common Stock is less than the exercise price of the Warrants. See "Description of Securities - Warrants."

          37. Possible Redemption of Warrants without Notice. The Company is entitled to redeem the Warrants without prior notice to the warrantholders should the representatives of a business opportunity with which the Company wishes to combine require, as a condition to consummation of the combination, that the Warrants be redeemed. Under these circumstances, the warrantholder will have no opportunity to exercise the purchase rights under the Warrants prior to redemption. See "Description of Securities - Warrants."

          38. Substantial Offering Expenses. The Company estimates that it will incur expenses of $20,500 in connection with this offering. These expenses are substantial, especially in view of the amount to be raised by this offering, and will significantly decrease the amount of net offering proceeds which otherwise would be available to the Company. See "Use of Proceeds."

          39. Lack of Underwriter. The minimum number of Units is being offered by the Company and its officers and directors on a "best efforts, all-or-none" basis and the Company has not retained an underwriter or selected broker-dealer to assist the Company in offering the Units. The officers and directors of the Company collectively have little experience in the offer and sale of securities on behalf of an issuer. Consequently, these individuals may be unable to effect a sale of the Units without the assistance of a broker-dealer. Should it prove necessary for the Company to retain a broker-dealer, the offering of the Units would be suspended until an amendment to the Company's Registration Statement, including this Prospectus, shall have been made to reflect such retention. The Registration Statement would then require additional review and clearance by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state regulatory authorities. The Company could be expected to incur significant additional legal and accounting costs if further reviews were required to be undertaken by governmental authorities. There is no assurance that the Company shall prove to be capable of selling all, or any, of the Units offered without the assistance of an underwriter or broker-dealer. See "Terms of Offering."

          40. Blue Sky Considerations. It is entirely possible that, because of exemptions from registration contained in certain state securities laws, the Warrants contained in the Units lawfully may be sold to residents of such states in any aftermarket which may develop for the Warrants. Nevertheless, the securities laws of such states may prevent the exercise of such Warrants by residents of those states because the common shares underlying the Warrants were never registered there. In this event, holders of the Warrants in those states would be forced to sell their Warrants or hold them until they expire, without any opportunity to exercise the Warrants.

          41.  Broker-Dealer  Sales  of  Company's  Registered  Securities.  The
Company's Units, Common Stock and Warrants are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers in this offering to sell their securities in the secondary market.

          42. Impact of Amendments to the Colorado Securities Act. Effective July 1, 1990, the State of Colorado repealed its prior securities laws and enacted the Colorado Securities Act, which provides that where less than seventy-five percent of the net proceeds from the sale of securities are committed for use in one or more specific lines of business, eighty percent of the net proceeds received by the issuer shall be placed in escrow until (i) completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of securities are committed for use in one or more specific lines of business, and (ii) notice of the proposed release of the escrowed funds has been on file with the Colorado Division of Securities for at least ten days. The Company intends to make offers of the Company's Units to residents of Colorado, and, accordingly, anticipates that this offering will be subject to the above-described escrow provisions. In such event, the use of proceeds table shall not be affected except that certain allocated funds may not be available for payment until funds are released from the escrow. Imposition of the escrow provisions may require the Company to seek additional financing for payment of administrative and overhead expenses until such time, if ever, the Company can successfully complete a business combination whereby proceeds from the offering are committed to a specific line of business and the proceeds in escrow are released. In addition, the provisions of the Colorado Securities Act will apply to proceeds of any exercise of Warrants prior to the completion of a transaction meeting the requirements of the Colorado Securities Act. See "Use of Proceeds."



                       DILUTION AND OTHER COMPARATIVE DATA

         The net tangible book value of the Common Stock at June 6, 1990, was $9,906, or approximately $.0014 per share. That per-share value will be increased as a result of this offering to approximately $.0165 if the minimum is sold and $.0286 if the maximum is sold (without adjustment for other changes in net tangible book value subsequent to such date), resulting in immediate, substantial dilution to public investors of $.0836 (83.6%) per share if the minimum is sold and $.0714 (71.4%) per share if the maximum is sold. Dilution is the reduction in value of the purchaser's investment measured by the difference between the $.10 price per Unit in the public offering and the net tangible book value per share after completion of the offering.

         The following table, which assumes the successful completion of the offering described herein by the sale of 1,500,000 Units (minimum) and 3,000,000 Units (maximum), illustrates the per-share dilution to investors in this offering, without giving effect to the issuance of up to 9,000,000 shares of Common Stock upon exercise of the Warrants included in the Units.

                                                         Minimum         Maximum
                                                         -------         -------
         Public offering price per Unit                    $.10           $.10

         Net tangible book value per share at
         June 6, 1990 (1)                                  $.0014         $.0014

          Pro forma net tangible book value after
          the offering                                        $144,791(2)                  $294,791(3)

          Pro forma net tangible book value per share
          after the offering (1)                              $.0165                       $.0286

          Increase, attributable to purchases by
          investors in this offering, in net
          tangible book value per share of
          currently outstanding shares                        $.0151                       $.0273

          Dilution per share to public investors              $.0836                       $.0714

          Dilution as a percentage of offering price          83.6%                        71.4%

-------------------

          (1) Net tangible book value per share is determined by dividing the number of Common Shares outstanding into the total tangible assets less total liabilities of the Company.

          (2) The figure shown is the sum of the net tangible book value of $9,906 at June 6, 1990, plus proceeds of $150,000 from the sale of the minimum number of Units in this offering, minus registration costs (anticipated registration costs of $20,500 less deferred offering costs of $5,385) of $15,115.

          (3) The figure shown is the sum of the net tangible book value of $9,906 at June 6, 1990, plus proceeds of $300,000 from the sale of the maximum number of Units in this offering, minus registration costs (anticipated registration costs of $20,500 less deferred offering costs of $5,385) of $15,115.

          Upon successful conclusion of this offering, the public investors will own 1,500,000 shares (minimum) or 3,000,000 shares (maximum) (approximately 17% in case of the minimum or approximately 29% in case of the maximum) of the issued and outstanding Common Stock, for which they will have paid $.10 per Unit. This compares with 7,300,000 shares of Common Stock acquired from the Company since inception by officers, directors and founders at a cost of $16,000, or approximately $.0022 per share, and which will constitute approximately 83% of the issued and outstanding Common Stock following this offering if the minimum is sold, or approximately 71% if the maximum is sold.


          The table set forth below summarizes the difference between the number of shares of Common Stock purchased from the Company, the average price per share, and the aggregate consideration paid by existing stockholders and public investors.


                                                       Minimum Offering

                                                 Pct. of        Average                            Percent
                                Shares             Total         Price/           Total            of Total
                              Purchased           Shares         Share        Consideration      Consideration
                              ---------          -------        -------       -------------      -------------
Present
   Stockholders               7,300,000            83.0%         $.0022          $ 16,000             9.6%
Public Investors              1,500,000            17.0%         $.10             150,000            90.4%
                              ---------           -----                          --------           -----
  Total                       8,800,000           100.0%                         $166,000           100.0%
                              =========           =====                          ========           =====




                                                    Maximum Offering


                                                 Pct. of        Average                            Percent
                                 Shares            Total         Price/           Total            of Total
                              Purchased          Shares          Share        Consideration      Consideration
                              ----------         -------        -------       -------------      -------------
Present
  Stockholders                 7,300,000          70.9%          $.0022          $ 16,000             5.1%
Public Investors               3,000,000          29.1%          $.10             300,000            94.9%
                              ----------          ----                           --------           -----
  Total                       10,300,000          100.0%                         $316,000           100.0%
                              ==========          =====                          ========           =====


                                 USE OF PROCEEDS

         The Company will receive net proceeds from this offering, after deducting offering-related expenses, of approximately $129,500 if the minimum number of Units is sold and $279,500 if the maximum number is sold. Such proceeds are anticipated to be used in the order of priority shown below:

                                                        Minimum          Maximum
                                                        Amount           Amount
                                                        ------           ------
General and Administrative:
     Legal (1)                                         $ 10,000         $ 10,000
     Accounting                                           2,000            2,000
     Miscellaneous                                        1,000            1,000
     Officer Salaries (2)                                 9,000            9,000
Expenses of Investigating and
Evaluating a Prospective
Business Opportunity:
     Travel                                            $  2,000         $  6,000
     Finders (3)                                         15,000           30,000
     Legal                                               14,000           14,000
     Accounting                                           2,500            2,500
Unallocated Proceeds
     Available for
     Acquisitions & Mergers (4)                        $ 74,000         $205,000
                                                       --------         --------
Total Proceeds (5)                                     $129,500         $279,500
                                                       ========         ========

          (1) The figures shown reflect general corporate and securities compliance work only.

          (2) Commencing after completion of this offering, each of the Company's two officers will be compensated at a rate of $45 per hour for time devoted to the affairs of the Company in excess of five hours per month, limited only by a cap of $1,500 per month and a total cap of $4,500 on each officer's salary during the Company's first year in operation.

          (3) Should the Company complete the acquisition of a business opportunity, the Board of Directors may award a finder's fee to an officer or affiliate of the Company, or to a third party, if the acquisition is originated as a result of his efforts. The cash portion of this fee, in the aggregate, if paid to officers or affiliates, will not exceed 10% of the gross proceeds of the offering and may be less.

          (4) These proceeds will be segregated from the remainder of the net proceeds and placed into a bank account or other temporary investment, subject to the escrow provisions contained in the newly enacted Colorado Securities Act. See Note (5).

          (5) Effective July 1, 1990, the State of Colorado repealed its prior securities laws and enacted the Colorado Securities Act, which provides that where less than seventy-five percent of the net proceeds from the sale of securities are committed for use in one or more specific lines of business, eighty percent of the net proceeds received by the issuer shall be placed in escrow until (i) completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of securities are committed for use in one or more specific lines of business, and
(ii) notice of the proposed release of the escrowed funds has been on file with the Colorado Division of Securities for at least ten days. The Company intends to make offers of the Company's Units to residents of Colorado, and, accordingly, anticipates that this offering will be subject to the above-described escrow provisions. In such event, the use of proceeds table shall not be affected except that certain allocated funds may not be available for payment until funds are released from the escrow. See "Risk Factors - Impact of Amendments to the Colorado Securities Act."

          The table set forth above reflecting the use of proceeds is merely the Company's good-faith estimate. Because the Company has no agreements or understandings, preliminary or otherwise, for any future acquisitions and has no specific enterprises targeted for acquisition, the Company is unable to make a specific allocation of the net proceeds of this offering. Subsequent events may require a reallocation of available funds affecting one or more of the above listed categories of expenditure. Any such reallocation will be at the discretion of the Company's Board of Directors. The allocations reflected in the table also do not provide for any revenues generated by the Company's operations, if any, or operations of any business opportunity which may be acquired, during the one-year period following the closing of this offering. Should the sale of Units result in proceeds of less than the maximum amount but greater than the minimum amount, the use of proceeds will be adjusted among the categories of expenditure as management deems best.

          Since the Company does not know to what extent, if any, the Warrants may be exercised, and because it is unlikely that such Warrants will ever be exercised, the Company has not made specific plans for the use of proceeds which might be received upon the exercise of such Warrants, and unless it does so prior to the exercise of warrants, the net proceeds derived form the exercise of Warrants may be subject to the escrow provisions of the newly enacted Colorado Securities Act. See Note (5) above.

          Subject to certain escrow requirements described above, all funds not being utilized by the Company will be held in interest-bearing accounts or investments in commercial financial institutions until such time as it appears the funds will be required. See "Risk Factors - The Company - Investment Company Regulation." Other than interest income, the Company does not at this time anticipate generating revenues unless and until an acquisition candidate is identified, and a business combination consummated with such candidate, in which case the Company may begin to generate revenues from operations, depending on the performance of the newly acquired business.

                                    BUSINESS

General

          The Company was incorporated under the laws of the State of Delaware on April 27, 1990, and is in the early developmental and promotional stages. To date the Company's only activities have been organizational, directed at the raising of capital. The Company has not commenced any commercial operations and is entirely dependent upon the successful completion of this offering to do so. The Company has no full-time employees and owns no real estate.

          The Company proposes to implement a business plan to seek, investigate, and, if warranted, acquire one or more properties or businesses. Such an acquisition may be made by purchase, merger, exchange of stock or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture or partnership. Even if the maximum number of Units is sold, the Company will have limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

         At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders.

          The Company's search will be directed toward small and medium-sized enterprises. The Company anticipates that the business opportunities presented to it will (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors; (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product or service or to expand into a new market; (iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties or businesses which it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability.

         The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of those opportunities, economic conditions and other factors.

          As a consequence of this offering, the Company may be acquired by another entity that desires to become a public company while avoiding the registration requirements of the federal securities laws. In connection with such acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from current officers and directors by the acquiring entity. If stock is purchased from officers and directors, the transaction could result in substantial gains to such officers and directors relative to their original purchase price for such stock. In the Company's judgment, its officers and directors would not thereby become "underwriters" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended.

          It is anticipated that business opportunities will come to the Company's attention from various sources, including its officers and directors, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements or commitments with any individuals for such persons to act as a finder of opportunities for the Company.

          The Company does not foresee that it would purchase an interest in or enter into a contract with any business with which an officer or director of the Company is affiliated. Should the Company's management determine in the future, contrary to management's current expectations, that a transaction with an affiliate would be in the best interests of the Company and its stockholders, the Company's Certificate of Incorporation would permit the Company to enter into such a transaction only if (i) the Board of Directors of the Company has been apprised of the relationship or interest of the officer and director and a disinterested majority of the board members have approved the transaction, or
(ii) the stockholders of the Company have been informed of the relationship or interest and approve the transaction, or (iii) the transaction is fair and reasonable to the Company.

Investigation and Selection of Business Opportunities

          To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific firm may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Because of the lack of training or experience of the Company's management, the Company will be dependent upon the owners of a business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that the Company will incur further risks, since management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

          It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

          It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the public investors pursuant to the authority of the Company's Board of Directors to complete acquisitions without submitting any proposal to the stockholders for their consideration. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by the Board of Directors to seek the stockholders' advice and consent or because state law so requires.

          The analysis of business opportunities will be undertaken by or under the supervision of the officers and directors, none of whom is a professional business analyst or has any previous training or significant experience in business analysis. See "Management." The Company will have unrestricted flexibility in seeking, analyzing and participating in business opportunities. The Company anticipates that it will consider, among other things, the following factors:

         (a)   Potential  for  growth  and   profitability,   indicated  by  new
technology, anticipated market expansion or new products;

         (b) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

         (c) Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

         (d) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, though the sale of additional securities, through joint ventures or similar arrangements or from other sources;

         (e) The cost of participation by the Company as compared to the perceived tangible and intangible values and potential;

         (f) The extent to which the business opportunity can be advanced;

         (g) The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

          (h) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

          (i) Whether the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future to become, such as to permit the securities of the Company, following the business combination, to qualify to be listed on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 recently adopted by the Securities and Exchange Commission. See "Risk Factors - Broker-Dealer Sales of Company's Registered Securities."

          In regard to the last criterion listed above, the current standards for NASDAQ listing include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $2,000,000 and net assets of at least $1,000,000. A proposal that is currently under consideration would raise those requirements to $4,000,000 and $2,000,000, respectively.

          Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the current and proposed NASDAQ listing criteria. To the extent that the Company seeks potential NASDAQ listing, therefore, the range of business opportunities that shall be available for evaluation and potential acquisition by the Company shall be significantly limited.

          In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors appropriate to the opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

          The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more, and persons should not purchase Units in the offering if they expect a short-term appreciation in the value of the Company's securities.

          Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of product, service and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks or services marks or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements; and other information deemed relevant.

          As part of the Company's investigation, officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

          Prior to consummating a business combination, it is possible that the Company will loan funds, perhaps in a substantial amount, to the target company. Any such loan will be made at arm's length and evidenced by a negotiable promissory note and may be secured in such manner as the Company believes prudent. Such a loan probably will be forgiven if the contemplated combination takes place.

Form of Acquisition

          It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization, and there is no assurance that the Company would be the surviving entity. In addition, the present management and the stockholders of the Company purchasing securities in this offering most likely will not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

          It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of up to 80% of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's stockholders in such circumstances would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization.

          It is anticipated that any securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect upon such market.

         The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

          As a general matter, the Company anticipates that it will enter into a letter of intent with the management, principals or owners of a prospective business opportunity. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind either the Company or the business opportunity to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor the business opportunity will be bound unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed, and then only if neither party has any contractual right to terminate the agreement on specified grounds.

          It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable.

Investment Company Act and Other Regulation

         The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

          Section 3(a) of the Investment Act provides the definition of an "investment company," which excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the Company's participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, the Company may use a major portion of the net proceeds of this offering to search for, analyze and acquire or participate in a business or opportunity by use of a method which does not involve the acquisition, ownership or holding of investment securities.

          The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchasers of investment company securities. Since the Company will not register as an investment company, purchasers in this offering will not be afforded these protections.

          Even if the Company restricts its activities as described above, it is possible that it may be classified as an inadvertent investment company if significant delays are experienced in locating and expending a major portion of the net proceeds of this offering on a business or opportunity other than by the method of acquiring or holding investment securities.

          The Company intends vigorously to resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Act, which allows an entity a one-time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given the Company's limited resources.

          Any securities which the Company might acquire in exchange for its Common Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If the Company elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration was available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, the Company would be required to comply with the provisions of the Act to effect such resale.

          An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

         The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities. The Company also will experience competition from other public "blind pool" companies, many of which may have more funds available than does the Company.

Administrative Offices

         The Company presently maintains its offices at 12543-A East Pacific Circle, Aurora, Colorado 80014, the home of its Vice President. Its phone number there is (303) 337-1033. The Company believes these facilities will be adequate for its needs in the foreseeable future. The Company pays no rent for the use of these facilities.


Employees

          The Company is a development stage company and currently has no employees, other than its officers. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities. No remuneration will be paid to the Company's officers except as set forth under the subheading "Remuneration" in the "Management" section, and under "Certain Transactions with Management and Others."

                                   MANAGEMENT

          The directors and executive officers currently serving the Company are as follows:


                 Name              Age          Position Held and Tenure
                 ----              ---          ------------------------
         John J. Micek III          37          President, Director
                                                since April 27, 1990

         Frank L. Kramer            47          Secretary, Treasurer,
                                                Director since April 27, 1990,
                                                Vice President since May 2, 1990

         Donald R. McGahan          56          Director since
                                                April 27, 1990

          The directors named above will serve until the first annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There are no family relationships among the officers and directors. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer. The directors and officers will devote their time to the Company's affairs on an "as needed" basis, which, depending on the circumstances, could amount to on average as little as five hours per month.

Biographical Information

          John J. Micek III. Mr. Micek, the President and a director of the Company, has been a director since February 1988 of Armanino Foods of Distinction, Inc., formerly named Falcon Fund, Inc., a blind pool company ("Armanino - Colorado"), which completed a reverse acquisition of a Delaware company ("Armanino - Delaware"). Mr. Micek has been a director of Armanino - Delaware, which is engaged in the production and marketing of gourmet, upscale specialty food products since May 1987, and has been a vice president of Armanino - Delaware since September 1989. From February 1988 to December 31, 1988, he served as general counsel and chief financial officer for Armanino - Colorado, and served in these capacities for Armanino - Delaware from May 1987 to December 31, 1988. Since January 1989, Mr. Micek has practiced law and currently serves as a consultant to Armanino - Colorado on corporate finance matters. Mr. Micek also serves as a financial consultant to Artanis, L.P., a partnership which currently markets a line of celebrity gourmet food products. From 1979 until December 1986, Mr. Micek served as corporate counsel and as assistant to the president of G. Armanino & Son, Inc. and Armanino Farms of California, which were engaged in the international food marketing business. Mr. Micek has also served as vice president, treasurer and a director of Laguna Capital Corporation, a Colorado based "blind pool" company, from April 1986 until February 1988, and as vice president, treasurer and a director of Capital Equity Resources, Inc. ("CER"), also a Colorado-based "blind pool" company, from January 1986 until August 1986. After CER completed a reverse acquisition in August 1986, it changed its name to Asha Corporation. Mr. Micek remained as a director of Asha Corporation until June 1989. He also has served as a director of Universal Group Insurance Companies, an Omaha, Nebraska-based insurance company, since 1982, and as a director of Cole Publishing Company, an educational publisher, located in Santa Rosa, California, since March 1990. He was Western Finance Coordinator for the 1984 Presidential Campaign of Walter Mondale. He received a Bachelor of Arts Degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979. Mr. Micek presently devotes only as much time as is necessary as an officer of the Company.

          Frank L. Kramer. Mr. Kramer, the Vice President, Secretary, Treasurer and a director of the Company, served as president and a director of Fi-Tek Corp., a blind pool company headquartered in Aurora, Colorado, from 1984 until 1987 when it acquired Boston Technology, Inc. and moved its operations to Cambridge, Massachusetts. From May 1987 to November 1988, Mr. Kramer served as president, treasurer and the chairman of the board of Fi-Tek II, Inc., a blind pool company headquartered in Aurora, Colorado, until it acquired On Line Communications, Inc. and moved its operations to San Jose, California. The company has since changed its name to On Line Network, Inc. Mr. Kramer has also served since November 1988 as the president, treasurer and a director of Fi-Tek III, Inc., a Delaware-chartered "blind pool" corporation which successfully completed an offering of securities in September 1989, and from February 1987 until December 1989, he was also the treasurer and a director of Bluestone Capital Corp., a Colorado "blind pool" corporation which successfully completed an offering of securities in November 1988 and which moved its operations to Braintree, Massachusetts after acquiring Dialogue, Inc. in December 1989. Mr. Kramer also serves as president, treasurer and a director of Fi-Tek IV, Inc., a Delaware-chartered "blind pool" corporation which is currently conducting an offering of securities. See "Prior Blind Pool Activities." Mr. Kramer was affiliated with New York Life Insurance Company ("New York Life") from 1968 through 1981 and was engaged in sales, sales management, and estate planning. From 1973 through 1981, he was General Manager of two of that company's general offices. From 1981 to early 1983, he was engaged in sales for a privately held oil and gas concern. He became a Chartered Life Underwriter in 1972. From 1983 until rejoining New York Life in December 1987, where he currently is employed as an agent and recruiter, Mr. Kramer was self-employed as a private financial consultant in the Denver, Colorado area, assisting businesses in arranging interim financing for their business operations, through private and commercial borrowings. He has also been engaged in the structuring and implementing of private financing for the oil and gas and commercial real estate industries. From 1983 to 1985 Mr. Kramer was a director of Micromedical Devices, Inc., a public company headquartered in Denver, Colorado. From 1986 until March of 1987, he was an employee and a director of Optimum Manufacturing, Inc., a public company engaged in manufacturing in Denver, Colorado. He obtained a B.S. Degree in Business Administration from Louisiana State University in 1964.

         Donald R. McGahan. Mr. McGahan, a director of the Company, currently serves as a senior vice president and Eastern regional manager for Smith, Mitchell & Associates, Inc. ("Smith Mitchell"), an NASD registered firm engaged in public finance activities and headquartered in Seattle, Washington with offices in four U.S. cities, including Boca Raton, Florida, which is the office out of which Mr. McGahan has carried out his duties since joining the firm in October 1989. From May 1989 until October 1989, Mr. McGahan served as senior vice president of R.W. Smith & Associates, Inc., a municipal bond brokerage, also located in Boca Raton, Florida. From October 1987 until May 1989, Mr. McGahan served as senior vice president and a manager for Harry Downs & Co. Municipal Brokers, located in Boca Raton, Florida. Mr. McGahan served as senior vice president of MKI Securities Corp., located in New York City, from March 1985 to September 1987 where he established and managed a serial bond revenue desk, and from October 1981 to March 1985, he was senior vice president and a principal of Vierling, Devaney & Maguire, Inc., a New York City municipal bond firm, which merged with MKI Securities Corp. in 1985. From June 1980 to October 1981, Mr. McGahan served as the president and chief executive officer of George
B. Gibbons & Co., a subsidiary of Carroll, McEntee, McGinley, a dealer in U.S. government securities, located in New York City. Mr. McGahan was also an outside director of CM&M Securities, a member firm of the New York Stock Exchange and a subsidiary of Carroll, McEntee, McGinley, from October 1980 until October 1981. From 1960 to June 1980, Mr. McGahan worked in the municipal bond department of Fahnestock & Co., a member firm of the New York Stock Exchange, where he was promoted to manager in 1968 and became a partner in 1969. Mr. McGahan holds the following NASD licenses: Municipal Securities Representative, Municipal Securities Principal, Registration/General Securities Representative, and General Securities Principal. Mr. McGahan obtained a B.A. degree in history and political science from Villanova University in 1955. He served in the United States Navy in various capacities from 1956 until 1978 at which time he retired with the rank of Commander.

Remuneration

          The directors and officers will devote their time to the Company's affairs on an "as needed" basis, which, depending on the circumstances, will likely amount to on average as little as five hours per month spent each by Mr. Micek and Mr. McGahan, and on average twenty hours per month spent by Mr. Kramer. Commencing after completion of this offering, each of the Company's two officers will be compensated at a rate of $45 per hour for time devoted to the affairs of the Company, in excess of five hours per month, limited only by a cap of $1,500 per month and a total cap on each officer's salary of $4,500 during the Company's first year of operation. As stated previously, it is not expected that any one of the officers will devote time each month that will entitle each to draw a salary up to the maximum amount of $1,500 per month.

         Following completion of this offering and until the Company acquires sufficient capital through means other than this offering, it is not intended, except as provided in the previous paragraph, that any officer or director will receive compensation from the Company for performance of duties as an officer or director other than reimbursement for out-of-pocket expenses incurred on behalf of the Company or a finder's fee, as discussed below in "Certain Transactions with Management and Others."

Indemnification of Officers and Directors

          As permitted by Delaware law, the Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

          Pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the Delaware General Corporation Law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

                           PRIOR BLIND POOL ACTIVITIES

          John J. Micek III, the Company's President and a director, previously served as vice president, treasurer and a director of Capital Equity Resources, Inc. ("CER"), a development stage company that conducted a blind pool offering. CER closed its public offering on May 8, 1986, and raised a total of $200,000 in gross proceeds by selling 20,000,000 Units at $.01 per Unit. During August 1986, CER completed a reverse acquisition of ASHA, Inc. ("ASHA") by which CER acquired 100% of ASHA in exchange for approximately 92.4% of the outstanding shares of CER. ASHA was engaged in the development of a full-time four wheel drive, four passenger utility automobile which was being developed around a new automotive architecture invented by ASHA's President, Alain Clenet. ASHA was a newly formed company and had no operations prior to the acquisition. Mr. Micek did not dispose of any of his stock holdings in CER or receive any compensation from CER or from ASHA in connection with the ASHA acquisition. Upon his resignation as a director of ASHA in June 1989, Mr. Micek received shares of stock in ASHA which represented less than five percent of the total shares outstanding.

         Mr. Micek also previously served as vice president, treasurer, and a director of Laguna Capital Corp. ("Laguna"), which closed its public offering during September 1986, with total proceeds raised of $200,000 by selling 20,000,000 units at $.01 per unit. In February 1988, Laguna completed a reverse acquisition of Sporting Life, Inc. ("Sporting Life") whereby Laguna acquired 100% of the outstanding shares of Sporting Life in exchange for approximately 90% of the outstanding shares of Laguna. Sporting Life distributes and sells golf and tennis equipment and supplies for domestic and foreign manufacturers through its Las Vegas Discount Golf and Tennis franchises and mail order business. Laguna/Sporting Life has changed its name to Las Vegas Discount Golf & Tennis, Inc. All of the officers and directors of Laguna resigned effective as of the closing of the acquisition. Mr. Micek did not receive any compensation from Laguna or Sporting Life and did not dispose of any of his stock holdings in Laguna in connection with the Sporting Life acquisition.

         Frank L. Kramer, the Company's Vice President, Secretary, Treasurer and a director, previously served as a director and as president of Fi-Tek Corp. ("Fi-Tek"), a blind pool company. Fi-Tek initiated its public offering on April 2, 1986 and closed the offering on June 11, 1986, with total proceeds of $250,000 upon sale of 12,500,000 units (consisting of common stock and common stock purchase warrants), at a price of $.02 per unit, which constituted all units offered.

         During January 1987, Fi-Tek completed a reverse acquisition (stock-for-stock exchange). It acquired Boston Technology, Inc. ("Boston"), a Delaware corporation based in Cambridge, Massachusetts, which is engaged in the design, manufacture and marketing of computer-based telecommunications systems commonly known as "voice messaging systems." Fi-Tek issued 98,000,000 restricted shares of its common stock in exchange for all the outstanding capital stock of Boston, which shares represented 80% of Fi-Tek's issued and outstanding common stock following the acquisition. Mr. Kramer, who still owns stock in Fi-Tek and who resigned as a director and officer of Fi-Tek as of January 31, 1987, received, as total compensation from Fi-Tek, a consulting fee of $1,000. Mr. Kramer did not dispose of any of his stock holdings in Fi-Tek as part of the acquisition of Boston.

         Frank L Kramer previously served also as a director and as president and treasurer of Fi-Tek II, Inc. ("Fi-Tek II"), a blind pool company. Fi-Tek II initiated its public offering on March 10, 1988 and closed the offering in July 1988, with total proceeds of $216,211.78 upon sale of 10,810,589 units (consisting of common stock and common stock purchase warrants), at a price of $.02 per unit. During November 1988, Fi-Tek II completed a reverse acquisition (stock-for-stock exchange). It acquired On Line Communications, Inc. ("On Line"), a California corporation based in San Jose, California, which is an Alternate Operator Services (AOS) provider of long distance telephone services for persons making credit card, collect call and third party billing telephone calls. Fi-Tek II issued 95,442,356 restricted shares of its common stock in exchange for all the outstanding capital stock of On line, which shares represented 80% of Fi-Tek II's issued and outstanding common stock following the acquisition. Mr. Kramer, who currently owns stock in Fi-Tek II and resigned all his positions with Fi-Tek II as of October 1988, has not received any compensation from the Company other than a consulting fee of $5,000. Mr. Kramer did not dispose of any of his stock holdings in Fi-Tek II as a part of the acquisition of On Line.

         Frank L. Kramer currently serves as president, treasurer and as a director of Fi-Tek III, Inc. ("Fi-Tek III"), a blind pool company. Fi-Tek III initiated its public offering on May 26, 1989 and closed the offering on September 12, 1989, with total proceeds of $500,000 upon the sale of 25,000,000 Units (consisting of common stock and common stock purchase warrants), at a price of $.02 per unit, which constituted all the units offered. The company is currently implementing its business plan by investigating and evaluating business opportunities. Mr. Kramer, who currently owns stock of Fi-Tek III, has received total compensation of $5,000 as a result of his position with Fi-Tek III.

         Mr. Kramer also served from February 1987 until December 1989 as a director and as secretary and treasurer of Bluestone Capital Corp. ("Bluestone"), a blind pool company. Bluestone initiated its public offering on July 13, 1988 and closed the offering on November 14, 1988, with total proceeds of $150,000 upon sale of 1,500,000 units (consisting of common stock and common stock purchase warrants), at a price of $.10 per unit, which constituted all units offered. During December 1989, Bluestone incorporated a wholly owned subsidiary for the purpose of merging it into Dialogue, Inc., a Delaware corporation ("Dialogue") and in connection therewith, all of the outstanding stock of Dialogue was converted into 30,000,000 shares of Bluestone's common stock, which shares represented 80% of Bluestone's issued and outstanding common stock following the reorganization. Dialogue, Inc., which is a voice mail systems distributor located in Braintree, Massachusetts, in December 1989, became a wholly owned subsidiary of Bluestone. Mr. Kramer, who currently owns stock in Bluestone and resigned all his positions with Bluestone in December 1989, has not received any compensation from the company. Mr. Kramer did not dispose of any of his stock holdings in Bluestone as a part of the reorganization with Dialogue.

         Mr. Kramer's positions in Fi-Tek III and Fi-Tek IV create the potential for conflicts of interest with the Company, especially should one or more of those companies happen to be seeking a business opportunity at the same time that the Company is seeking such an opportunity. See "Potential Conflicts of Interest."

         Mr. McGahan has not previously participated in any "blind pool" offerings.

                         POTENTIAL CONFLICTS OF INTEREST

         Initially, none of the officers of the Company will devote more than a portion of his time to the affairs of the Company. See "Management." All of the officers have employment outside of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of the officers' other employment. In this event, such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

         Frank L. Kramer, Vice President, Secretary, Treasurer and a director of the Company, is also an officer and director of two Denver, Colorado, based development stage corporations, one of which is in the process of conducting a public offering of securities, and the second of which, Fi-Tek III, completed a $500,000 offering in August 1989. See "Prior Blind Pool Activities." Should the Company complete the offering made by this Prospectus before Fi-Tek III or Fi-Tek IV acquire a business opportunity, the Company would be in direct competition with those companies for available opportunities.

         While Mr. Kramer will attempt to resolve any such conflicts in the Company's favor, there is no assurance that his efforts to that end will be successful The Company has not adopted any policy to deal with the conflicts of interest that are likely to arise from Mr. Kramer's involvement in other blind pool companies. The resolution of such conflicts is to be made, if at all, only by the exercise of such business judgment as is consistent with Mr. Kramer's fiduciary duties to the Company and to the other blind pool companies of which he is an officer or a director.

         The Company's officers, directors, and other management personnel are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest, contained in the Company's minutes. No such indication of interest has yet been declared. If such areas are delineated, all business opportunities within each area of interest which come to the attention of the officers, directors and key management personnel of the Company must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented, any of the Company's officers, directors, or key management personnel may avail himself of such opportunity. Every effort will be made to resolve any conflicts which may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Prior to the date of this Prospectus, the Company issued to its officers, directors, and others a total of 7,300,000 shares of Common Stock for a total of $16,000 in cash and services, or an average of $.0022 per share. Certificates evidencing the Common Stock issued by the Company to these persons have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the Common Stock held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock, see "Risk Factors - The Offering -- Possible Rule 144 Sales."

         No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

         The Company has adopted a policy wherein any consulting or finder's fee paid will be paid to a third party for consulting services on an ad hoc basis, to assist management in evaluating a prospective business opportunity. Such consulting or finder's fees may be paid to officers, directors or affiliates of the Company.

         The Company maintains its offices at the residence of its Vice President, for which it pays no rent, and for which it does not anticipate paying rent in the future. The Company anticipates that following the consummation of a business combination with an acquisition candidate, the Company's office will be moved, but cannot predict future office or facility arrangements with officers, directors or affiliates of the Company.

         The Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of stock by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date of this Prospectus, the number of shares of Common Stock owned of record and beneficially by officers, directors and persons presently holding 5.0% or more of the outstanding Common
Stock of the Company. Also included are the shares held by all officers and directors as a group. The table further shows the effect on ownership resulting from the sale of both the minimum number of Units (1,500,000) and the maximum number of Units (3,000,000), without giving effect to the Warrants included in the Units.

                                                                   Percent of Class Owned
                                        Owned              ------------------------------------
                                  Benifically Before        Before       After          After
Name and Address                      Offering             Offering     Minimum(1)    Maximum(1)
----------------                      --------             --------     ----------    ----------
John J. Micek III*                   1,200,000               16.4%        13.6%         11.7%
430 Cowper St.
Palo Alto, CA 94301

Frank L. Kramer*                     1,200,000               16.4%        13.6%         11.7%
12543-A E. Pacific Circle
Aurora, CO 80014

Donald R. McGahan*                   1,200,000               16.4%        13.6%         11.7%
c/o Smith Mitchell & Assoc.
980 N. Federal Hwy #206
Boca Raton, FL 33432

Keith A. Koch                        1,200,000               16.4%        13.6%         11.7%
9171 Towne Centre Dr. #365
San Diego, CA 92122

Kenneth L. Maul                      1,200,000               16.4%        13.6%         11.7%
5160 S. Valley View Blvd. #106
Las Vegas, NV 89118

* All directors                      3,600,000               49.3%        40.9%         35.0%
and officers (3 persons)

---------------------------
(1) The figures shown do not take into account the Common Stock that the listed persons may purchase in this offering. No arrangements for any such purchases have been made and the Company does not anticipate any future arrangements whereby shares of the offering are reserved for sale to such persons.

                            DESCRIPTION OF SECURITIES

Units

         Each Unit offered consists of one share of the Company's $.00001 par value Common Stock, one Class A Common Stock Purchase Warrant, one Class B Common Stock Purchase Warrant and one Class C Common Stock Purchase Warrant. Units will be evidenced by Common Stock and Warrant certificates, and will be mailed to purchasers as soon as practicable following the closing of the offering.

Common Stock

         The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock with a par value of $.00001. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Certificate of Incorporation.

         Holders of outstanding shares of Common Stock are entitled to those dividends declared by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

         The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.00001 par value. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by the Company. The Company anticipates that preferred stock may be utilized in making acquisitions.

Warrants

         The Warrants being offered as part of the Units will be in registered form and will be issued pursuant to a Unit Warrant Agreement, dated the same date as this Prospectus, between the Company and the Warrant Agent named below. The following information is only a summary of that agreement and is qualified in its entirety by the provisions of that agreement. Upon issuance, the Warrants will be detachable and may be separately traded in the over-the-counter market, if any market for the Warrants should develop.

         Exercise Price and Periods. Subject to redemption by the Company and to the current Registration Statement requirement, both of which limitations are described below, each Class A Warrant is exercisable for one share of Common Stock commencing with the date of this Prospectus and terminating on the second anniversary of such date, at a price of $.30 per share. Each Class B Warrant is exercisable for one share of Common Stock at a price of $.75 per share commencing with the date of this Prospectus and terminating on the second anniversary of such date. Each Class C Warrant is exercisable for one share of Common Stock at a price of $1.30 per share commencing with the date of this Prospectus and terminating on the second anniversary of such date. The Warrant expiration dates (and the period during which the Warrants are exercisable) may be extended indefinitely, or the exercise price thereof reduced, at the discretion of the Company, upon giving written notice to the Warrant Agent and the warrantholders.

         Manner of Exercise. Class A, Class B and Class C Warrants may be exercised by surrender of the Warrant to the Warrant Agent with appropriate instructions accompanied by payment of the full purchase price for the Common Stock underlying each Warrant being exercised. Payment of the purchase price must be made in United States funds payable to the Company. The Warrant and payment therewith must reach the Warrant Agent on or before the expiration date (or the earlier redemption date, as provided in the next paragraph) of the Warrant.

         Redemption of the Warrants. The Warrants shall be subject to redemption by the Company as follows:

         (a) Subject to the  limitations  set forth  below in this  subparagraph
(a), all, but not less than all, of the Class A Warrants and, in addition or in the alternative, all, but not less than all, of the Class B Warrants and, in addition or in the alternative, all, but not less than all, of the Class C Warrants may be called for redemption by the Company, at a redemption price of $.0001 per Warrant, at any time prior to the declaration by the Securities and Exchange Commission of the effectiveness of a post-effective amendment to the Registration Statement of which this Prospectus is a part, without prior written notice to the registered holders of the Warrants and without any right on the part of the holders of the Warrants to exercise their purchase rights prior to the redemption date. Upon redemption, the warrantholder will receive only the redemption price and will forfeit his right to purchase the Common Stock underlying the Warrants. The warrantholder shall be entitled to receive the redemption price provided above only if the warrantholder delivers a written request for such payment, accompanied by the warrant certificate representing the Warrants to be redeemed, to the Company's warrant agent within 30 days after the warrantholder shall have been notified that the applicable class or classes of Warrants have been redeemed in accordance with this subparagraph (a). Because the Warrants may be exercised only so long as this Prospectus remains current or after a post-effective amendment shall have been declared effective by the Commission, a redemption of the Warrants pursuant to this subparagraph (a) will mean that the warrantholder shall never have received an opportunity to exercise the Warrants following the acquisition of a business opportunity by the Company. The Company's right to redeem the Warrants in accordance with this subparagraph
(a) may be exercised, however, only in the event that management of a business opportunity that is the target of a business combination with the Company shall have required, in writing, that the redemption of the Warrants shall be a condition precedent to the consummation of the business combination between the Company and the target company. The redemption is to become effective only upon the closing of such a business combination. Should the contemplated business combination fail to close, the redemption shall be void and the exercisability of the Warrants covered by the redemption shall not be affected. The failure of one or more business combinations to close shall not, however, impair the Company's right to redeem Warrants under this subparagraph (a) if the Company enters into arrangements for a subsequent business combination featuring the warrant-redemption condition described above in this subparagraph (a). To the extent that the management of a business opportunity that consummates a business combination with the Company does not require redemption of Warrants as a condition of closing, the right of the Company to redeem Warrants under this subparagraph (a) shall be extinguished. Redemption of only one class of Warrants pursuant to this subparagraph (a) shall not affect the exercisability of the other classes of Warrants.

         (b) In addition to the redemption  mechanism  described in subparagraph
(a), above, all or any number of the Warrants can be called for redemption at a redemption price of $.0001 per Warrant by the Company at any time during their exercise term upon a minimum of thirty (30) days' prior written notice mailed to the registered holders of the Warrants, subject to the right of the holders of the Warrants to exercise their purchase rights between the date of any notice of redemption up to and including the redemption date given by the Company. The notice period may be extended, at the discretion of the Company, upon giving subsequent notice to the Warrant Agent and to registered holders of the Warrants. Any holder who does not exercise his Warrants prior to the date set for call will receive only the redemption price and will forfeit his right to purchase the Common Stock underlying the Warrants. Warrantholders who do not exercise their Warrants during the redemption period will receive the redemption price only if the Warrants are received by the Warrant Agent prior to expiration of the redemption period.

         Limitations Upon Exercise or Redemption. The Warrants may not be exercised or redeemed, except under circumstances set forth in subparagraph (a) of the preceding paragraph, unless the Company maintains a current Registration Statement in effect during the respective exercise or redemption periods of the Warrants. The Company will use its best efforts to file post-effective amendments to its Registration Statement, if needed, to keep information on the Company current during the period during which the Warrants may be exercised or redeemed. However, the Company will have no obligation to keep the Registration Statement current when the market bid price for the Company's Common Stock is below the exercise price of the Warrants. The Common Stock issuable upon the exercise of the Warrants cannot be sold in various states without qualifying the Common Stock under state law and the Company may find it impractical or impossible to so qualify the Common Stock in those states where it does not initially qualify this offering. Investors should be aware that certain exemptions from registration under state law for the exercise of the Warrants, otherwise available to the Company, may not be available with respect to exercise of Warrants by those warrantholders who have disposed of all their shares of common stock. Warrantholders who are residents of states in which the Company does not qualify the Common Stock underlying the Warrants for sale will have no choice but either to sell their Warrants or to let them expire.

         Rights of Warrantholders. Holders of the Warrants will have no voting rights, and will not be entitled to dividends. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders of the Warrants will not be entitled to participate in any liquidation distribution. Holders of Warrants are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits or reclassifications of the Company's Common Stock. Stockholders should be aware that the Division of Market Regulation of the Commission has taken the position that where an issuer materially reduces the exercise price of outstanding warrants for a specified period of time during the remaining term of the warrants, and warrantholders are therefore required to make a decision whether to tender their warrants to the issuer in exchange for another security, then the warrantholders should be provided with adequate information with respect to the offer in compliance with Rule 13e-4 (the "Rule"). In the event the Rule is deemed to be applicable to a particular action taken by the Company, compliance with the Rule may require the filing of an appropriate schedule under that Rule and distribution of an offering circular to warrantholders with appropriate disclosures.

         Effect of Warrants. For the life of the Warrants, warrantholders have the opportunity to profit from a rise in the market value of the Common Stock of the Company, if any, at the expense of the Common Stockholders. A warrantholder may be expected to exercise Warrants at a time when the Company, in all likelihood, would be able to obtain equity capital, if it so desires, by a public sale of a new Common Stock offering on terms more favorable than those provided in the Warrants. Exercise of the Warrants will dilute the equity interest of other stockholders in the Company.

         Warrant Solicitation Fees. The Company may employ selected brokers and/or dealers to solicit the exercise of Warrants on its behalf. The Company may pay such brokers and dealers a Warrant solicitation fee of up to 3% of the gross proceeds received from the exercise of Warrants originated by or from the broker's or dealer's office. No such fees will be paid if (i) the exercise of the Warrants is made at a time when the market price of the Company's Common Stock is lower than the exercise price of the Warrants, (ii) the Warrants to be exercised are held in a discretionary account, (iii) the solicitation of the exercise of such Warrants would violate Rule l0b-6 promulgated under the Securities Exchange Act of 1934, as amended, (iv) the brokers or dealers failed to notify the Company in writing at least 10 calendar days prior to commencement of such solicitation, (v) disclosure of compensation arrangements was not made in documents provided to customers both as part of the original offering and at the time of exercise, or (vi) the exercise of the Warrants is the result of an unsolicited transaction.

Transfer and Warrant Agent

         American Securities Transfer, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, will act as the Transfer Agent and Warrant Agent for the Common Stock and Warrants of the Company.

Reports to Stockholders

         The Company plans to furnish its stockholders for each fiscal year with an annual report containing financial statements audited by its independent certified public accountants. In the event the Company enters into a business combination with another company, it is the present intent of management to continue furnishing annual reports to stockholders. Additionally, the Company may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

                                TERMS OF OFFERING

         This offering is being conducted by the Company and is not being underwritten. The Units offered hereby are being offered on behalf of the Company by the officers, directors, and affiliates of the Company. No underwriting discounts or commissions will be paid to such persons, although their out-of-pocket expenses will be reimbursed by the Company.

         The Units are offered on a "best efforts, minimum-maximum" basis. All proceeds from the sale of Units will be deposited into an escrow account at Omnibank Aurora, located in Aurora, Colorado (the "Escrow Agent"), by not later than noon of the next business day following receipt. No funds will be released unless and until the minimum 1,500,000 Units have been sold. Unless proceeds from the sale of the minimum number of Units have been deposited with the Escrow Agent within 90 days following the date of this Prospectus (which period may be extended for an additional 90 days at the Company's sole discretion) the offering will be withdrawn and all monies received will be refunded by the Escrow Agent, without deduction therefrom for offering costs or sales expenses, if any, and without the payment of any interest thereon. If at least 1,500,000 Units are sold and the proceeds therefrom deposited within the period set forth above, the offering will continue until the remaining 1,500,000 Units being offered are sold, until 90 days from the date of this Prospectus (180 days if extended), or until the Company determines to terminate the offering, whichever event occurs first. During the offering period, investors will not have access to their funds.

         The Company expects to make sales of the Units to persons whom it believes may be interested or who have contacted the Company to express an interest in purchasing the Units. The Company may sell Units to such persons if they reside in a state where the Units can lawfully be sold. The Company is not obligated to sell any Units to any such person and will do so only to the extent that such sales would not be inconsistent with a public distribution of the Units.

         Officers, directors, and affiliates of the Company may purchase in the aggregate up to 20% of the Units sold in this offering. Neither the Company nor any of its officers or directors will provide or otherwise arrange, either directly or indirectly, financing for any such purchases and none of the proceeds of this offering will be used, directly or indirectly, to fund or otherwise to finance any such purchases.

         To the extent that such persons purchase Units in the offering, the number of Units required to be purchased by the general public in order to reach the minimum amount for closing is reached will be reduced by a like amount. Moreover, these purchases may be used in order to reach the minimum amount for closing in the event the minimum is not reached as a result of purchases by the general public. Consequently, this offering could close with a substantially greater percentage of Common Stock being held by present stockholders and with less participation by the public than would otherwise be the case.

Pricing of the Units

         There is no public market for the Units or any of their component securities and there is no assurance that a market will develop for such following the offering. The offering price of the Units to be sold in the offering was determined arbitrarily by the Company. In determining the offering price and number of Units to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, lack of operating history and the general condition of the securities markets.

         Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered to be an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, lack of earnings or net worth, or any other traditional criteria of value.

                                LEGAL PROCEEDINGS

         The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

         No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

                                  LEGAL MATTERS

         The Company has been represented, and the legality of the securities being offered hereby has been passed upon, by the firm of Pred and Miller, Attorneys at Law, 501 South Cherry Street, Suite 500, Denver, Colorado 80222. Three attorneys of that firm own a total of 500,000 shares of the Company's outstanding Common Stock.

                                     EXPERTS

         The financial statements included in this Prospectus beginning at page F-1 have been examined by Wenner, Silvestain and Company, Independent Certified Public Accountants, as set forth in their report herein and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Denver Regional Office of the Securities and Exchange Commission, Denver, Colorado, a Registration Statement on Form S-18 (herein, together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, regarding the Units being offered. This Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information regarding the Company and the securities offered, reference is made to the Registration Statement and the exhibits filed therewith. The Registration Statement, including exhibits, may be inspected at the office of the Securities and Exchange Commission, 410 Seventeenth Street, Suite 700, Denver, Colorado 80202, and at the Commission's principal office in Washington, D.C., without charge. Copies of the Registration Statement, or any part thereof, may be obtained from the Commission's principal office at 450 Fifth Street N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                         wenner, silvestain and company
          Certified Public Accountants, 8101 East Prentice, Suite 600,
                          Englewood Colorado 80111-2935
           Telephone (303) 771-5300              FAX (303) 771-7921
Stephen L. Wenner, CPA         Bennie Silvestain, CPA      Gary P. Saltzman, CPA
              Lawrence L. Greenberg, CPA        Barry H. Silvestain, CPA





                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Catalina Capital Corp.
Aurora, Colorado

         We have  audited the  accompanying  balance  sheet of Catalina  Capital
Corp. (a development stage company) as of June 6, 1990, and the related statements of operations, stockholders' equity and cash flows for the period April 27, 1990 (inception) to June 6, 1990. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalina Capital Corp. (a development stage company) as of June 6, 1990, and the results of its operations and its cash flows for the period April 27, 1990 (inception) to June 6, 1990 in conformity with generally accepted accounting principles.


/s/ Wenner, Silvestain and Company
Englewood, Colorado
June 20, 1990







Member, American Institute of Certified Public Accountants
                    Member, The Colorado Society of Certified Public Accountants Member, SEC Practice Section of the AICPA
                         Member, Private Companies Practice Section of the AICPA

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                  JUNE 6, 1990
                                  ------------


                                     ASSETS

 CURRENT ASSETS
   Cash                                                                $ 10,791
                                                                       --------

 OTHER ASSETS
   Organization costs, net of amortization                                  492
   Deferred offering costs                                                5,385
                                                                       --------
                                                                          5,877
                                                                       --------
 TOTAL ASSETS                                                          $ 16,668
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
   Accounts payable                                                    $    885
                                                                       --------

 STOCKHOLDERS' EQUITY
   Preferred stock, $.00001 par value,
       20,000,000 shares authorized                                         --
   Common stock, $.00001 par value,
       100,000,000 shares authorized,
       7,300,000 shares issued and outstanding                               73
  Additional paid in capital                                             15,927
  (Deficit) accumulated during the development                             (217)
                                                                       --------
      Total Stockholders' Equity                                         15,783
                                                                       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 16,668
                                                                       ========


The accompanying notes to financial statements are an integral part of these statements.

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
            FOR THE PERIOD APRIL 27, 1990 (INCEPTION) TO JUNE 6, 1990

                               ------------------


REVENUES                                                            $      --
                                                                    ------------
EXPENSES
   Amortization                                                               8
   General and administrative expenses                                      209
                                                                    ------------
         Total Expenses                                                     217
                                                                    ------------
NET (LOSS)                                                          $      (217)
                                                                    ===========
NET (LOSS) PER SHARE                                                $      --
                                                                    ===========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                                  7,300,000
                                                                    ===========


The accompanying notes to financial statements are an integral part of these statements.

                                               CATALINA CAPITAL CORP.
                                            (A DEVELOPMENT STAGE COMPANY)

                                          STATEMENT OF STOCKHOLDERS' EQUITY
                              FOR THE PERIOD APRIL 27, 1990 (INCEPTION) TO JUNE 6, 1990

                                                 ------------------

                                                                                                         Deficit
                                                           Common Stock                                 Accumulated
                                                       -----------------------        Additional        During the
                                         Preferred      Number            Par           Paid In         Development
                                           Stock       of Shares         Value          Capital            Stage
                                           -----       ---------         -----          -------            ------
Common stock issued for cash April
   27, 1990 at $.001 per share               --        5,000,000        $    50        $    4,950         $   --

Common stock issued for cash May
    2, 1990 at $.01 per share                            100,000              1               999             --

Common stock issued for cash May
    9, 1990 at $.01 per share                            100,000              1               999             --

Common stock issued for cash May
   11, 1990 at $.01 per share                            200,000              2             1,998             --

Common stock issued for cash May
   14, 1990 at $.01 per share                            200,000              2             1,998             --

Common stock issued for cash May
   16, 1990 at $.004 per share                           500,000              5             1,995             --

Common stock issued for cash May
   16, 1990 at $.001 per share                           200,000              2               198             --

Common stock issued for cash May
   18, 1990 at $.001 per share                           200,000              2               198             --

Common stock issued for cash May
   25, 1990 at $.001 per share                           200,000              2               198             --

Common stock issued for cash May
   29, 1990 at $.001 per share                           200,000              2               198             --

Common stock issued for cash May
   30, 1990 at $.01 per share                            100,000              1               999             --

Common stock issued for cash May
   31, 1990 at $.01 per share                            100,000              1               999             --

Common stock issued for cash June
    6, 1990 at $.001 per share                           200,000              2               198             --

Net (loss) for the period
    ended June 6, 1990                                      --             --                --               (217)
                                         ---------    ----------        -------        ----------         --------
                                             --        7,310,000        $    73        $   15,927         $   (217)
                                         =========    ==========        =======        ==========         =========

The  accompanying  notes to financial  statements  are an integral part of these statements.

                                     CATALINA CAPITAL CORP
                                 (A DEVELOPMENT STAGE COMPANY)

                                    STATEMENT OF CASH FLOWS
                   FOR THE PERIOD APRIL 27, 1990 (INCEPTION) TO JUNE 6, 1990

                                      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash paid to suppliers                                                           $   (209)
                                                                                    --------

CASH FLOWS FROM  FINANCING  ACTIVITIES
   Proceeds  from  issuance of common stock                                           16,000
   Payment of deferred  offering  costs                                               (4,500)
   Payment of  organization costs                                                       (500)
                                                                                    --------
       Net Cash Provided by Financing Activities                                      11,000
                                                                                    --------

NET INCREASE IN CASH                                                                  10,791

CASH, Beginning of Period                                                                --
                                                                                    --------

CASH, End of Period                                                                 $ 10,791
                                                                                    ========

     RECONCILIATION OF NET INCOME TO NET CASH (USED) BY OPERATING ACTIVITIES


NET (LOSS)                                                                          $   (217)
  Adjustments to reconcile net (loss) to net
    cash (used) by operating activities
      Amortization                                                                         8
                                                                                    --------

NET CASH (USED) BY OPERATING ACTIVITIES                                             $   (209)
                                                                                    ========

             SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

Increase in accounts payable for deferred public offering costs is $885.

The  accompanying  notes to financial  statements  are an integral part of these statements.

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                             ---------------------

Note 1 - Summary of Significant Accounting Policies

         Organization - The Company was organized as a Delaware corporation on April 27, 1990. The Company intends to implement a business plan to seek, investigate, and if warranted, acquire one or more business properties.

         Basis of Presentation - As of June 6, 1990, the Company was in the development stage and was primarily engaged in raising capital.

         Fiscal Year End - The Company has selected a March 31 fiscal year end for its financial and tax reporting.

Note 2 - Public Offering

         The Company intends to offer to the public a minimum of 1,500,000 to a maximum of 3,000,000 units on a "best efforts, minimum-maximum" basis at a sales price of $.10 per unit. Each unit consists of one (1) share of the Company's $.00001 par value common stock and one (1) each Class A, Class B, and Class C common stock purchase warrant.

         This offering is being conducted by the Company and is not being underwritten. The units offered hereby are being offered on behalf of the Company by the officers, directors, and affiliates of the Company. No underwriting discounts or commissions will be paid to such persons, although their out-of-pocket expenses will be reimbursed by the Company.

         Deferred offering costs represent costs incurred with the proposed offering of common stock to the public. In the event that the current offering is successful, costs incurred will be charged against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations.

Note 3 - Warrants

         Subject to redemption by the Company and to the current Registration Statement requirement, both of which limitations are described below, each Class A warrant is exercisable for one share of common stock commencing with the date of the prospectus and terminating on the second anniversary of such date, at a price of $.30 per share. Each Class B warrant is exercisable for one share of common stock at a price of $.75 per share commencing with the date of the prospectus and terminating on the second anniversary of such date. Each Class C warrant is exercisable for one share of common stock at a price of $1.30 per share commencing with the date of the prospectus and terminating on the second anniversary of such date. The warrant expiration dates may be extended indefinitely, or the exercise price thereof reduced, at the discretion of the Company, upon giving written notice to the warrant agent and the warrantholders.

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                             ---------------------

Note 3 - Warrants (Continued)

         All of the Class A, Class B or Class C warrants may be called for redemption by the Company, at a redemption price of $.0001 per warrant, at any time prior to the declaration by the Securities and Exchange Commission of the effectiveness of a post-effective amendment to the Registration Statement of which the prospectus is a part, without prior written notice to the registered holders of the warrants and without any right on the part of the holders of the warrants to exercise their purchase rights prior to the redemption date. The warrants may be exercised only so long as the prospectus remains current or after a post-effective amendment shall have been declared effective by the Commission.

         In addition, all or any number of the warrants can be called for redemption at a redemption price of $.0001 per warrant by the Company at any time during their exercise term upon a minimum of thirty (30) days' prior written notice mailed to the registered holders of the warrants, subject to the right of the holders of the warrants to exercise their purchase rights between the date of any notice of redemption up to and including the redemption date given by the Company. The notice period may be extended, at the discretion of the Company, upon giving subsequent notice to the warrant agent and to registered holders of the warrants.

         The Company may employ selected brokers and/or dealers to solicit the exercise of Warrants on its behalf. The Company may pay such brokers and dealers a warrant solicitation fee of up to 3% of the gross proceeds received from the exercise of warrants originated by or from the broker's or dealer's office.

Note 4 - Related Party Transactions

         The Company presently maintains its offices at the home of its Vice President for which it pays no rent.

         The Company has paid its present securities counsel, Pred and Miller, $5,000 to date for services rendered in connection with the public offering of the Company's common stock. Three of the Company's stockholders are partners in the law firm of Pred and Miller.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 22.          Indemnification of Officers and Directors

         The Certificate of Incorporation and the Bylaws of the Company, respectively flied as Exhibits (3.1) and (3.2), provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in the Company's best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

Item 23.          Other Expenses of Issuance and Distribution

                   Item                                      Amount
-----------------------------------             --------------------------------
                                                 Minimum               Maximum
Registration Fee --                              -------               -------
 Securities and Exchange Commission .........   $1,837.50             $1,837.50
Printing ....................................       2,000*                2,000*
Transfer Agent's Fees .......................         250*                  250*
Printing of Certificates ....................         600*                  600*
Legal Fees and Expenses .....................      11,500*               11,500*
Accounting Fees .............................       1,000*                1,000*
Blue Sky Fees and Expenses ..................       3,000*                3,000*
Miscellaneous Expenses ......................      312.50*               312.50*
                                                ---------             ---------
         Total ..............................   $  20,500*            $ $20,500*

*Estimated

Item 24.          Recent Sales or Unregistered Securities

         Since its inception, the Company has sold its Common Stock, $.00001 par value,  to the  following  persons and entities in  transactions  summarized  as follows:
                                                                         Aggregate        Purchase Price
Name of Purchaser              Date of Sale              Shares         Purchase Price       Per Share
-----------------              ------------              ------         --------------       ---------
John J. Micek III               4/27/90               1,000,000           $1,000              $.001
Keith A. Koch                   4/27/90               1,000,000            1,000               .001
Kenneth L. Maul                 4/27/90               1,000,000            1,000               .001
Frank L. Kramer                 4/27/90               1,000,000            1,000               .001
Donald R. McGahan               4/27/90               1,000,000            1,000               .001
Tony Acone                       5/2/90                 100,000            1,000               .01
Randel L. Perkins                5/9/90                 100,000            1,000               .01
Glen Holt                       5/11/90                 200,000            2,000               .01
T. David Clemans                5/14/90                 200,000            2,000               .01


                                      II-1






Ronald J. Miller                5/16/90                 375,000            1,500               .004
Robert Neece                    5/16/90                  75,000              300               .004
Heather Anderson                5/16/90                  50,000              200               .004
Donald R. McGahan               5/16/90                 200,000              200               .001
John J. Micek III               5/18/90                 200,000              200               .001
Frank L. Kramer                 5/25/90                 200,000              200               .001
Keith A. Koch                   5/29/90                 200,000              200               .001
Dennis Yamamoto                 5/30/90                 100,000            1,000               .01
Charles M. Cunningham           5/31/90                 100,000            1,000               .01
Kenneth L. Maul                  6/6/90                 200,000              200               .001

         These sales were all made for cash and were made in reliance on the exemption from registration offered by Section 4(2) of the Securities Act of 1933. The Company had reasonable grounds to believe immediately prior to making an offer to the private investors for cash, and believed, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is noted on the certificates representing such shares, and stop-transfer instructions have been noted in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

Item 25.          Exhibits

         The following Exhibits are filed as part of the Registration Statement.


Exhibit
 No.                                   Document
-------           ------------------------------------------------------
 3.1              Certificate of Incorporation
 3.2              Bylaws
 4.1              Form of Unit Warrant Agreement
 4.2              Specimen Stock Certificate
 4.3              Form of Specimen A Warrant Certificate
 4.4              Form of Specimen B Warrant Certificate
 4.5              Form of Specimen C Warrant Certificate
 5.1              Opinion of Pred and Miller regarding legality
24.1              Consent of Wenner, Silvestain & Company
24.2              Consent of Pred and Miller (included in 5.1, opinion
                    regarding legality)
28.1              Form of Escrow Agreement

Item 26.          Undertakings

         The undersigned registrant hereby undertakes:

         (1) To provide at the closing, Stock Certificates and Warrants in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

         (2) Upon expiration of the Warrants, to deregister any shares of Common Stock reserved for issuance upon exercise of any Warrants which expire unexercised.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (4) With respect to the Warrants and the shares issuable upon the exercise thereof, that (i) any prospectus revised to show the terms of offering of such Warrants and/or shares (other than a transaction on a national securities exchange), and (ii) any prospectus revised to comply with the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, will be filed as a post-effective amendment to the Registration Statement prior to any offering thereof; and that the effective date of each such amendment shall be deemed the effective date of the Registration Statement with respect to securities sold after such amendment shall have become effective.

         (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of a managing underwriter.

         (6) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7)  To  remove  from  registration,   by  means  of  a  post-effective
amendment, any of the securities being registered which remain unsold at the termination of the offering.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-18 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California on June 29, 1990.


                                          CATALINA CAPITAL CORP.


                                      By: /s/ John J. Micek III
                                          --------------------------------------
                                          John J. Micek III, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                     Date
         ---------                        -----                     ----


/s/ John J. Micek III                  President and             June 29, 1990
---------------------                  a Director
John J. Micek III

/s/ Frank L. Kramer                    Vice President,           June 29, 1990
---------------------                  Secretary, Treasurer,
Frank L. Kramer                        and a Director

/s/ Donald R. McGahan                  A Director                June 29, 1990
---------------------
Donald R. McGahan

================================================================================
           As filed with the Securities and Exchange Commission on June 29,1990.
                                                        Registration No. 33-  -D


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-18

                              REGISTRATION STATMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------




                                    EXHIBITS



                                       for




                             CATALINA CAPITAL CORP.
             (Exact name of registrant as specified in its charter)



================================================================================

                             CATALINA CAPITAL CORP.

                                  EXHIBIT INDEX
Exhibit                                                                Page
 No.                        Document                                    No.
 ---                        --------                                    ---
 3.1               Certificate of Incorporation } missing
 3.2               Bylaws                       } missing
 4.1               Form of Warrant Agreement
 4.2               Specimen Stock Certificate
 4.3               Specimen A Warrant Certificate
 4.4               Specimen B Warrant Certificate
 4.5               Specimen C Warrant Certificate
 5.1               Opinion of Pred and Miller
                     regarding legality
24.1               Consent of Wenner, Silvestain
                     and Company
24.2               Consent of Pred and Miller                        (Included
                                                                     in Exhibit
                                                                         5.1)
28.1               Form of Escrow Agreement

-----------------------

WARRANT NO. UW-A                                                 WARRANTS
                             CATALINA CAPITAL CORP.
                            (A Delaware Corporation)

                          CLASS A WARRANT CERTIFICATE
                        For the Purchase of Common Stock
                          Par Value $.00001 per Share
                                                                 [CUSIP]
THIS CERTIFIES THAT, for value received,

("Warrantholder"), is the registered owner of the above indicated number of Class "A" Warrants ("Warrants") of Catalina Capital Corp., a Delaware corporation ("Company"), expiring on _______________ 19___, unless otherwise called or extended ("Expiration Date"). Each Warrant entitles the Warrantholder to purchase one (1) share of the common stock, par value $.00001 ("Common Stock" or "Shares") of the Company, at a purchase price of $.30 per Share ("Exercise Price"), at any time prior to the Expiration Date, upon surrender of this Certificate with the exercise form on the reverse side hereof duly completed and executed, accompanied by the Exercise Price, to American Securities Transfer, Inc., ("Warrant Agent"), at 1825 Lawrence Street, Suite 444, Denver, Colorado, 80202. This Certificate and exercise of these Warrants will be subject to the provisions of the Unit Warrant Agreement dated ___________, 19__ ("Warrant Agreement"), between the Company and the Warrant Agent, to which provisions the Warrantholder agrees by acceptance of this Certificate. The provisions of the Warrant Agreement and those set forth on the reverse side of this Certificate are fully incorporated by reference into this Certificate as if fully set forth herein.

     If all Warrants represented by this Certificate shall not have been duly exercised on or before the Expiration Date, as it may be extended, those unexercised Warrants shall expire and this Certificate shall become void. The Expiration Date may be extended from time to time for an indefinite period, or the Exercise Price may be reduced, at the discretion of the Company upon giving notice thereof to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

     The Warrantholder may exercise all or any of the Warrants in the manner and during the period above stated, but only for an even number of Shares if less than all are exercised, upon due presentment of this Certificate to the Warrant Agent. The Exercise Price must be paid in lawful money of the United States of America, in cash or by personal check, bank check or certified check payable to the order of the Company. If fewer than all the above number of Warrants are exercised, the Warrant Agent shall execute and deliver to the Warrantholder a new Class A Warrant certificate of like tenor evidencing the number of Warrants not exercised. Should any or all the Warrants be assigned, then upon due presentment of this Certificate by the assignee to the Warrant Agent accompanied by payment of the sum of $10.00 per Class A Warrant certificate to be issued and of all transfer taxes and other governmental charges due, if any, the Warrant Agent shall transfer the Warrants assigned on the transfer books and shall (subject to the Warrant Agreement) execute and deliver to the assignee a Class A Warrant certificate of like tenor representing the number of Warrants assigned, and if less than all the Warrants are assigned, execute and deliver to the Warrantholder a Class A Warrant certificate of like tenor representing the number of Warrants not assigned.

     The Company may call these Warrants for redemption at any time, at the price of $.0001 per Warrant, upon at least thirty days' prior written notice to holders of Warrants then listed on its books. This notice shall accelerate the Expiration Date, which shall become the last day of the redemption period, and the Warrants may be exercised on or before the accelerated Expiration Date. Warrants not exercised timely shall expire and this Certificate shall become void. If the Warrantholder elects not to exercise the Warrants, the redemption price will be paid only if this Certificate is tendered for redemption prior to the accelerated Expiration Date. The redemption period (and the accelerated Expiration Date) may be extended by the Company upon two days' written notice to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

     The Warrants may be exercised, or redeemed in accordance with the immediately preceeding paragraph, only if a current prospectus is then in effect. The Company has undertaken to use its best efforts to maintain a current prospectus at any time during which the market bid price for the Common Stock exceeds the Exercise Price, but is not obligated to do so.

     In addition, should management of a business opportunity that is the target of a business combination with the Company require, as a condition to the consummation of the business combination, that the Warrants be redeemed, the Warrants may be called for redemption by the Company under the terms set forth in the Section 7(a) of the Unit Warrant Agreement without prior written notice to the registered holders of the Warrants and without any right on the part of such holders to exercise the Warrants prior to redemption. The Company may redeem the Warrants under these limited circumstances irrespective of whether a current prospectus is then in effect.

     These Warrants shll not entitle the Warrantholder to any of the rights of stockholders or to any dividend declared upon the Common Stock unless the Warrantholder shall have exercised these Warrants and purchased the Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right. Holders of Warrants are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits or reclassifications of the Common Stock, as provided in the Warrant Agreement.

     This Certificate shall not be valid unless countersigned by the Warrant Agent.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

     Dated:


                                             CATALINA CAPITAL CORP.

                                             By:

                                                  John J. Micek, III - President

                                                  Frank L. Kramer - Secretary


Countersigned:

AMERICAN SECURITIES TRANSFER, INC.


By: ______________________________
          Authorized Officer

                           WARRANT SUBSCRIPTION FORM

                             CATALINA CAPITAL CORP.
                          12543-A East Pacific Circle
                             Aurora, Colorado 80014

     Date: _____________________, 19___

     The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____ shares of Common Stock of Catalina Capital Corp., called for thereby, and hereby makes payment of $________________________ (at the rate of $.30 per share of Common Stock) payable to Catalina Capital Corp., in payment of the Exercise Price pursuant thereto and, if such number of shares shall not be all of the shares purchasable hereunder, directs that a new Warrant Certificate of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.


                                        Signature: X __________________________

Signatures Guaranteed:                             X __________________________

     By: ___________________________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name __________________________________________________________________________
                            (Print in Block Letters)

Address _______________________________________________________________________

Social Security Number _____________________

                                   ASSIGNMENT

               (To be executed by the registered Holder to effect
                       a transfer of the within Warrant:)

     FOR  VALUE  RECEIVED,   ___________________________________________,   does
hereby sell, assign and transfer unto  _____________________________________ the right to purchase ______________________ shares of the Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises. premises.

Dated: __________________, 19____



                                        Signature: X __________________________

Signature Guaranteed:                              X __________________________

     By: ___________________________________

NOTICE: THE SIGNATURE TO THIS FORM TO ASSIGN MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

WARRANT NO. UW-B                                                 WARRANTS
                             CATALINA CAPITAL CORP.
                            (A Delaware Corporation)

                          CLASS B WARRANT CERTIFICATE
                        For the Purchase of Common Stock
                          Par Value $.00001 per Share
                                                                 [CUSIP]
THIS CERTIFIES THAT, for value received,

     ("Warrantholder"), is the registered owner of the above indicated number of Class "B" Warrants ("Warrants") of Catalina Capital Corp., a Delaware corporation ("Company"), expiring on _______________ 19___, unless otherwise called or extended ("Expiration Date"). Each Warrant entitles the Warrantholder to purchase one (1) share of the common stock, par value $.00001 ("Common Stock" or "Shares") of the Company, at a purchase price of $.75 per Share ("Exercise Price"), at any time prior to the Expiration Date, upon surrender of this Certificate with the exercise form on the reverse side hereof duly completed and executed, accompanied by the Exercise Price, to American Securities Transfer, Inc., ("Warrant Agent"), at 1825 Lawrence Street, Suite 444, Denver, Colorado, 80202. This Certificate and exercise of these Warrants will be subject to the provisions of the Unit Warrant Agreement dated ___________, 19__ ("Warrant Agreement"), between the Company and the Warrant Agent, to which provisions the Warrantholder agrees by acceptance of this Certificate. The provisions of the Warrant Agreement and those set forth on the reverse side of this Certificate are fully incorporated by reference into this Certificate as if fully set forth herein.

     If all Warrants represented by this Certificate shall not have been duly exercised on or before the Expiration Date, as it may be extended, those unexercised Warrants shall expire and this Certificate shall become void. The Expiration Date may be extended from time to time for an indefinite period, or the Exercise Price may be reduced, at the discretion of the Company upon giving notice thereof to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

     The Warrantholder may exercise all or any of the Warrants in the manner and during the period above stated, but only for an even number of Shares if less than all are exercised, upon due presentment of this Certificate to the Warrant Agent. The Exercise Price must be paid in lawful money of the United States of America, in cash or by personal check, bank check or certified check payable to the order of the Company. If fewer than all the above number of Warrants are exercised, the Warrant Agent shall execute and deliver to the Warrantholder a new Class B Warrant certificate of like tenor evidencing the number of Warrants not exercised. Should any or all the Warrants be assigned, then upon due presentment of this Certificate by the assignee to the Warrant Agent accompanied by payment of the sum of $10.00 per Class B Warrant certificate to be issued and of all transfer taxes and other governmental charges due, if any, the Warrant Agent shall transfer the Warrants assigned on the transfer books and shall (subject to the Warrant Agreement) execute and deliver to the assignee a Class B Warrant certificate of like tenor representing the number of Warrants assigned, and if less than all the Warrants are assigned, execute and deliver to the Warrantholder a Class B Warrant certificate of like tenor representing the number of Warrants not assigned.

     The Company may call these Warrants for redemption at any time, at the price of $.0001 per Warrant, upon at least thirty days' prior written notice to holders of Warrants then listed on its books. This notice shall accelerate the Expiration Date, which shall become the last day of the redemption period, and the Warrants may be exercised on or before the accelerated Expiration Date. Warrants not exercised timely shall expire and this Certificate shall become void. If the Warrantholder elects not to exercise the Warrants, the redemption price will be paid only if this Certificate is tendered for redemption prior to the accelerated Expiration Date. The redemption period (and the accelerated Expiration Date) may be extended by the Company upon two days' written notice to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

     The Warrants may be exercised, or redeemed in accordance with the immediately preceeding paragraph, only if a current prospectus is then in effect. The Company has undertaken to use its best efforts to maintain a current prospectus at any time during which the market bid price for the Common Stock exceeds the Exercise Price, but is not obligated to do so.

     In addition, should management of a business opportunity that is the target of a business combination with the Company require, as a condition to the consummation of the business combination, that the Warrants be redeemed, the Warrants may be called for redemption by the Company under the terms set forth in the Section 7(a) of the Unit Warrant Agreement without prior written notice to the registered holders of the Warrants and without any right on the part of such holders to exercise the Warrants prior to redemption. The Company may redeem the Warrants under these limited circumstances irrespective of whether a current prospectus is then in effect.

     These Warrants shll not entitle the Warrantholder to any of the rights of stockholders or to any dividend declared upon the Common Stock unless the Warrantholder shall have exercised these Warrants and purchased the Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right. Holders of Warrants are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits or reclassifications of the Common Stock, as provided in the Warrant Agreement.

     This Certificate shall not be valid unless countersigned by the Warrant Agent.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

     Dated:


                                             CATALINA CAPITAL CORP.

                                             By:

                                                  John J. Micek, III - President

                                                  Frank L. Kramer - Secretary


Countersigned:

AMERICAN SECURITIES TRANSFER, INC.


By: ______________________________
          Authorized Officer

                           WARRANT SUBSCRIPTION FORM

                             CATALINA CAPITAL CORP.
                          12543-A East Pacific Circle
                             Aurora, Colorado 80014

     Date: _____________________, 19___

     The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____ shares of Common Stock of Catalina Capital Corp., called for thereby, and hereby makes payment of $________________________ (at the rate of $.75 per share of Common Stock) payable to Catalina Capital Corp., in payment of the Exercise Price pursuant thereto and, if such number of shares shall not be all of the shares purchasable hereunder, directs that a new Warrant Certificate of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.


                                        Signature: X __________________________

Signatures Guaranteed:                             X __________________________

     By: ___________________________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name __________________________________________________________________________
                            (Print in Block Letters)

Address _______________________________________________________________________


                                   ASSIGNMENT

               (To be executed by the registered Holder to effect
                       a transfer of the within Warrant:)

     FOR  VALUE  RECEIVED,   ___________________________________________,   does
hereby sell, assign and transfer unto  _____________________________________ the right to purchase ______________________ shares of the Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises. premises.

Dated: __________________, 19____



                                        Signature: X __________________________

Signature Guaranteed:                              X __________________________

                                        By: ___________________________________

                                     *****

NOTICE: THE SIGNATURE TO THIS FORM TO ASSIGN MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

WARRANT NO. UW-C                                                 WARRANTS
                             CATALINA CAPITAL CORP.
                            (A Delaware Corporation)

                          CLASS C WARRANT CERTIFICATE
                        For the Purchase of Common Stock
                          Par Value $.00001 per Share
                                                                 [CUSIP]
THIS CERTIFIES THAT, for value received,

("Warrantholder"), is the registered owner of the above indicated number of Class "C" Warrants ("Warrants") of Catalina Capital Corp., a Delaware corporation ("Company"), expiring on _______________ 19___, unless otherwise called or extended ("Expiration Date"). Each Warrant entitles the Warrantholder to purchase one (1) share of the common stock, par value $.00001 ("Common Stock" or "Shares") of the Company, at a purchase price of $1.30 per Share ("Exercise Price"), at any time prior to the Expiration Date, upon surrender of this Certificate with the exercise form on the reverse side hereof duly completed and executed, accompanied by the Exercise Price, to American Securities Transfer, Inc., ("Warrant Agent"), at 1825 Lawrence Street, Suite 444, Denver, Colorado, 80202. This Certificate and exercise of these Warrants will be subject to the provisions of the Unit Warrant Agreement dated ___________, 19__ ("Warrant Agreement"), between the Company and the Warrant Agent, to which provisions the Warrantholder agrees by acceptance of this Certificate. The provisions of the Warrant Agreement and those set forth on the reverse side of this Certificate are fully incorporated by reference into this Certificate as if fully set forth herein.

     If all Warrants represented by this Certificate shall not have been duly exercised on or before the Expiration Date, as it may be extended, those unexercised Warrants shall expire and this Certificate shall become void. The Expiration Date may be extended from time to time for an indefinite period, or the Exercise Price may be reduced, at the discretion of the Company upon giving notice thereof to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

     The Warrantholder may exercise all or any of the Warrants in the manner and during the period above stated, but only for an even number of Shares if less than all are exercised, upon due presentment of this Certificate to the Warrant Agent. The Exercise Price must be paid in lawful money of the United States of America, in cash or by personal check, bank check or certified check payable to the order of the Company. If fewer than all the above number of Warrants are exercised, the Warrant Agent shall execute and deliver to the Warrantholder a new Class C Warrant certificate of like tenor evidencing the number of Warrants not exercised. Should any or all the Warrants be assigned, then upon due presentment of this Certificate by the assignee to the Warrant Agent accompanied by payment of the sum of $10.00 per Class C Warrant certificate to be issued and of all transfer taxes and other governmental charges due, if any, the Warrant Agent shall transfer the Warrants assigned on the transfer books and shall (subject to the Warrant Agreement) execute and deliver to the assignee a Class C Warrant certificate of like tenor representing the number of Warrants assigned, and if less than all the Warrants are assigned, execute and deliver to the Warrantholder a Class C Warrant certificate of like tenor representing the number of Warrants not assigned.

     The Company may call these Warrants for redemption at any time, at the price of $.0001 per Warrant, upon at least thirty days' prior written notice to holders of Warrants then listed on its books. This notice shall accelerate the Expiration Date, which shall become the last day of the redemption period, and the Warrants may be exercised on or before the accelerated Expiration Date. Warrants not exercised timely shall expire and this Certificate shall become void. If the Warrantholder elects not to exercise the Warrants, the redemption price will be paid only if this Certificate is tendered for redemption prior to the accelerated Expiration Date. The redemption period (and the accelerated Expiration Date) may be extended by the Company upon two days' written notice to the Warrant Agent and giving subsequent notice thereof to holders of Warrants then listed on its books.

     The Warrants may be exercised, or redeemed in accordance with the immediately preceeding paragraph, only if a current prospectus is then in effect. The Company has undertaken to use its best efforts to maintain a current prospectus at any time during which the market bid price for the Common Stock exceeds the Exercise Price, but is not obligated to do so.

     In addition, should management of a business opportunity that is the target of a business combination with the Company require, as a condition to the consummation of the business combination, that the Warrants be redeemed, the Warrants may be called for redemption by the Company under the terms set forth in the Section 7(a) of the Unit Warrant Agreement without prior written notice to the registered holders of the Warrants and without any right on the part of such holders to exercise the Warrants prior to redemption. The Company may redeem the Warrants under these limited circumstances irrespective of whether a current prospectus is then in effect.

     These Warrants shll not entitle the Warrantholder to any of the rights of stockholders or to any dividend declared upon the Common Stock unless the Warrantholder shall have exercised these Warrants and purchased the Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right. Holders of Warrants are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits or reclassifications of the Common Stock, as provided in the Warrant Agreement.

     This Certificate shall not be valid unless countersigned by the Warrant Agent.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

     Dated:


                                             CATALINA CAPITAL CORP.

                                             By:

                                                  John J. Micek, III - President

                                                  Frank L. Kramer - Secretary


Countersigned:

AMERICAN SECURITIES TRANSFER, INC.


By: ______________________________
          Authorized Officer

                           WARRANT SUBSCRIPTION FORM

                             CATALINA CAPITAL CORP.
                          12543-A East Pacific Circle
                             Aurora, Colorado 80014

     Date: _____________________, 19___

     The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____ shares of Common Stock of Catalina Capital Corp., called for thereby, and hereby makes payment of $________________________ (at the rate of $1.30 per share of Common Stock) payable to Catalina Capital Corp., in payment of the Exercise Price pursuant thereto and, if such number of shares shall not be all of the shares purchasable hereunder, directs that a new Warrant Certificate of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.


                                        Signature: X __________________________

Signatures Guaranteed:                             X __________________________

     By: ___________________________________

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name __________________________________________________________________________
                            (Print in Block Letters)

Address _______________________________________________________________________


                                   ASSIGNMENT

               (To be executed by the registered Holder to effect
                       a transfer of the within Warrant:)

     FOR  VALUE  RECEIVED,   ___________________________________________,   does
hereby sell, assign and transfer unto  _____________________________________ the right to purchase ______________________ shares of the Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises. premises.

Dated: __________________, 19____



                                        Signature: X __________________________

Signature Guaranteed:                              X __________________________

                                        By: ___________________________________

                                     *****

NOTICE: THE SIGNATURE TO THIS FORM TO ASSIGN MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                                 PRED AND MILLER

                         ATTORNEYS AND COUNSELORS AT LAW

RONALD S PRED, P.C.     ONE CHERRY CENTER, SUITE 500     TELEPHONE  303 320-1146
RONALD J. MILLER          501 SOUTH CHERRY STREET        FASCIMILE  303 320-1915
ROBERT NEECE             DENVER, COLORADO 80222-1327
HEATER ZANE ANDERSON



                                                   June 29, 1990




Catalina Capital Corp.
12543-A East Pacific Circle
Aurora, Colorado 80014

Gentlemen:

         This law firm has acted as counsel to Catalina Capital Corp., a Delaware corporation (the "Company"), in connection with the contemplated initial public offering of securities by the Company (the "Offering") under a Registration Statement on Form S-18 (the "Registration Statement") that has been prepared to be filed with the United States Securities and Exchange Commission (the "Commission"). The Registration Statement is to cover 3,000,000 units of the Company's securities (the "Units"). Each of the Units is to consist of one share of the Company's common stock, par value $.00001 per share (the "Common Stock"), and three purchase warrants ("Warrants"), each of which is to entitle the holder to purchase one share of the Common Stock.

         In connection with the Offering, you have asked this firm to examine the corporate records and proceedings of the Company with respect to the organization of the Company, and with respect to the creation and issuance of both the outstanding securities of the Company and the securities that are contemplated to be issued in the Offering. Pursuant to your request, we have examined originals, or documents identified to us by management of the Company as being true copies of originals, of:

         1. The Certificate of Incorporation of the Company, as certified by the Office of Secretary of State of the State of Delaware.

         2. The Bylaws of the Company.

         3. The minute book of the Company.

         4. The stock book of the Company.

         5. The Registration Statement to be filed by the Company with the Commission.

         The opinions set forth below are based entirely upon the laws

Catalina Capital Corp.
June 29, 1990
Page 2

of the State of Delaware and, in furnishing this letter to the Company, we have not undertaken to opine on matters arising under the laws of any other jurisdiction.

         Upon the basis of the examination, and subject to the qualifications, described above, we are of the opinion that:

         A. The Company is duly organized and validly existing under the laws of the State of Delaware.

         B. The Company is authorized to have outstanding 100,000,000 shares of the Common Stock; 7,300,000 shares of the Common Stock have been issued and are outstanding; and all of such outstanding shares have been validly issued, and are fully paid and nonassessable.

         C. When the shares of Common Stock that are covered by the Registration Statement, including the shares of Common Stock underlying the Warrants, shall have been issued and sold upon the terms set forth in the Registration Statement, such shares shall be validly authorized and legally issued, fully paid, and nonassessable.

         D. When the Warrants shall have been issued and sold upon the terms set forth in the Registration Statement, the Warrants shall be valid, legal, and binding obligations of the Company.

         By this letter, we (a) consent to be named in the Registration Statement, and in the Prospectus included within the Registration Statement, as the attorneys who shall pass upon legal matters in connection with the issuance and sale of the Units and the securities contained in the Units, and (b) consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Yours very truly,

                                                      PRED AND MILLER

                                                      /s/ PRED and MILLER

--------------------------------------------------------------------------------

                         wenner, silvestain and company
 Certified Public Accountants, 8101 East Prentice, Suite 600,
                                                  Englewood, Colorado 80111-2935
       Telephone (303) 771-5300                  FAX (303) 771-7921
Stephen L. Wenner, CPA         Bennie Silvestain, CPA      Gary P. Saltzman, CPA
            Lawrence L. Greenberg, CPA        Barry H. Silvestain, CPA





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-18, and any amendments thereto, to be filed by Catalina Capital Corp. of our Auditors' Opinion dated June 20, 1990 accompanying the Financial Statements of Catalina Capital Corp. as of June 6, 1990, and to the use of our name under the caption "Experts" in the Prospectus.


                                              /s/ Wenner, Silvestain and Company
                                                  Wenner, Silvestain and Company

Englewood, Colorado
June 26, 1990



Member, American Institute of Certified Public Accountants
                    Member, The Colorado Society of Certified Public Accountants Member, SEC Practice Section of the AICPA
                         Member, Private Companies Practice Section of the AICPA
--------------------------------------------------------------------------------

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, made this ____________ day of June, 1990, by and between Catalina Capital Corp., a Delaware corporation (the "Company"), and Omnibank Aurora, of Aurora, Colorado, a state banking association (the "Escrow Agent").

                              W I T N E S S E T H :

         WHEREAS, the Company proposes to issue, and to offer and sell to the public, pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), up to 3,000,000 Units, each consisting of one share of the duly authorized common stock, par value $.0000l per share, of the Company (the "Common Stock"), one Class A Common Stock Purchase Warrant of the Company, one Class B Common Stock Purchase Warrant of the Company, and one Class C Common Stock Purchase Warrant of the Company (the "Units"), on a 1,500,000 Unit minimum, "best efforts, all or none," 3,000,000 Unit maximum, "best efforts" basis, at an offering price of $.l0 per Unit (the authorization, issuance and offering of the Units to the public being hereinafter referred to as the "Public Offering"); and

         WHEREAS, the Public Offering is to be made pursuant to a Registration Statement and Prospectus to be filed with the United States Securities and Exchange Commission (the "Commission") under the provisions of the Act and pursuant to appropriate filings made or to be made with the applicable authorities of the states in which the Public Offering may be made; and

         WHEREAS, pursuant to the Registration Statement and Prospectus to be filed by the Company with the Commission, provision must be made to impound in escrow such proceeds as shall be received from the sale of such of the Units as may be sold in the Public Offering; and

         WHEREAS, the Company and the Escrow Agent desire to enter into this Agreement for the purpose of fulfilling the escrow requirement established by the Company;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions hereinafter set forth, the parties hereto hereby agree as follows:

         1. Transmission of Funds; etc. The Company agrees that it shall, immediately upon receipt, and in no event later than by noon of the next business day following receipt thereof, deliver, or arrange for and facilitate delivery by any participating dealers or others participating in the Public Offering, to the Escrow Agent all proceeds from the sale of the Units in the Public Offering in an amount not exceeding $300,000, together with a copy of the subscriber's subscription agreement or other written account of each sale, including all sales made by participating dealers, which subscription agreement or written account shall set forth, among other things, the subscriber's name and address, the number of

Units purchased and the amount paid therefor and to comply otherwise, and to facilitate compliance by participating dealers, with the provisions of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, and all checks and other orders for the payment of money shall be made payable to the order of "Omnibank Aurora - Catalina Capital Corp. Escrow Account."

         2. The Escrow Account. All funds or remittances delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent into a separate account designated substantially as follows: "Catalina Capital Corp. - Escrow Account" (the "Escrow Account"). The Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

         3. Status of Escrowed Funds. During the Escrow Period (hereinafter defined) none of the amounts deposited into the Escrow Account shall become the property of the Company or of any other entity or be subject to the debts of the Company or of any other entity except as expressly provided herein with respect to payment by the Escrow Agent to the Company, and the Escrow Agent shall neither make nor permit any disbursements from the Escrow Account except as expressly provided herein.

         4. The Escrow Period.

                  (a) The Escrow Period shall begin with the commencement of the Public Offering on the Effective Date under the Registration Statement, which date shall be the date of the Prospectus.

                  (b) The Escrow Period shall terminate upon the earlier to occur of:

                           (i)  Gross   proceeds   of  a  minimum  of   $150,000
         (collected funds) having been deposited into the Escrow Account; or

                           (ii) The expiration of ninety (90) days from the Effective Date, which date may be extended for an additional ninety-day period at the election of the Company, if at that time at least 1,500,000 Units shall not have been sold and the proceeds thereof shall not have been delivered to the Escrow Agent, unless the Escrow Agent shall have previously received notice of the election of the Company effecting such extension and stating the period thereof.

         5. Closing Out of Escrow. Should the Escrow Period terminate pursuant to the provisions of paragraph 4(b)(i) hereof, the Escrow Agent shall deliver and pay over to the Company on the Closing Date all amounts deposited into the Escrow Account, less any amounts owed to the Escrow Agent pursuant to paragraph 9 hereof. On the making of the payment by the Escrow Agent as provided for in this paragraph, the Escrow Agent shall be discharged completely and released of any further liabilities or responsibilities hereunder.

         6. Abandonment of Offering. Should the Escrow Period terminate pursuant to the provisions of paragraph 4(b)(ii) hereof, then the Escrow Agent shall promptly as practicable and on the basis of its Escrow Account records, return to each of the subscribers for Units the respective amounts paid by them, without interest thereon or deduction therefrom. All amounts paid or payable to each subscriber pursuant to this paragraph shall be deemed to be the property of such subscriber, free and clear of any or all claims of the Company or of any of its creditors, and the respective agreements to purchase the stock made and entered into under the Public Offering shall be deemed cancelled without any further liability of subscribers to pay for the Units purchased. The Escrow Agent shall be required to make such payment only to the person named in the written account of each sale to be furnished by the Company pursuant to paragraph 1 hereof. At such time as the Escrow Agent shall have made all of the payments and remittances provided for in this paragraph, the Escrow Agent shall be discharged completely and released of any and all further liabilities and responsibilities hereunder. The Company shall pay to the Escrow Agent the sum of $5.00 for each check written by the Escrow Agent in the course of returning funds to subscribers pursuant to this paragraph. This per-check amount shall not be deducted from funds deposited into the Escrow Account, but shall be paid by the Company promptly upon receipt of an invoice therefor from the Escrow Agent.

         7. Notice of Extension. The Company agrees to deliver to the Escrow Agent appropriate written notice of any extension of the offering period and of the Closing Date.

         8. Discretion of the Escrow Agent. In acting pursuant to this Agreement, the Escrow Agent shall be fully protected in every reasonable exercise of its discretion and shall have no obligation hereunder either to the Company or to any other party, except as expressly set forth herein.

         9. Fees and Expenses of Escrow Agent. The Company shall not pay the Escrow Agent any fee for its services hereunder. The Company shall be responsible, however, for the payment of all reasonable expenses incurred by the Escrow Agent in the course of performing hereunder, including the sums required by Section 6 hereof. No such expense, however, shall be chargeable to or paid from the funds deposited into the Escrow Account.

         10. Investment of Escrowed Funds. The Escrow Agent shall have no obligation to anyone to invest any of the deposited funds or to pay interest thereon. Any such investment shall be made only in investments permissible under Rule 15c2-4 of the Commission.

         11. Notice by Escrow Agent. The Escrow Agent shall not issue any certificate of deposit, stock certificate, or any other instrument or document representing any interest in the funds deposited, except written notice acknowledging receipt of the funds deposited by the Company, a copy of which notice shall be delivered from time to time by the Escrow Agent to the Company and to counsel to the Company, as soon after receipt thereof as is practicable. The Escrow Agent shall give the Company prompt written notice when collected funds deposited into the Escrow Account total $150,000, at which time a Closing Date shall be set in accordance with the provisions of the Registration Statement and Prospectus filed by the Company with the Commission. The Escrow Agent shall, after it disburses funds from the Escrow Account pursuant to Paragraphs 5 or 6 of this Agreement, promptly render a written accounting thereof to the Company. The Escrow Agent shall not be responsible for any fees or charges in connection with the issuance or transfer of the Units.

         12. Liability of Escrow Agent Limited. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to (a) any action taken or omitted in good faith upon advice of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (b) any action taken or omitted in reliance upon any instrument, including the written advices provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

         13. Reliance by Escrow Agent; Indemnity: etc. The Company agrees to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement, and the Escrow Agent may rely upon any representation so made. In performing any of its duties hereunder, the Escrow Agent may not be held to take notice of any terms of any agreement or rights with respect thereto unless specifically stated herein. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all claims, losses, damages, liabilities, costs and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof. Such indemnity, however, shall not include acts or omissions to act of the Escrow Agent which involve gross negligence or willful misconduct.

         14. Interpleader. If at any time a dispute shall exist as to the duties of the Escrow Agent and the terms hereof, or the Escrow Agent shall not have been able to locate a subscriber(s) to return his (their) funds, the Escrow Agent may deposit said funds with the Clerk of the District Court of the City and County of Denver, State of Colorado, and may interplead the other party hereto. Upon so depositing such funds and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof. The parties hereto, for themselves, their heirs, successors and assigns, do hereby submit themselves to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceedings mentioned in this paragraph.

         15. Compliance With Court Orders; etc. The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings not specifically called for in or permitted by this Agreement, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any court, and in case the Escrow Agent obeys or complies with any such order, judgment, or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment, or decree may be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

         16. Notices to Parties and Counsel. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered mail or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

         Catalina Capital Corp.
         12543-A East Pacific Circle
         Aurora, Colorado 80014

         ATTENTION:  John J. Micek III, President

with a copy to the Company's counsel:

         Pred and Miller
         Attorneys at Law
         501 S. Cherry Street, Suite 500
         Denver, Colorado 80222

         ATTENTION:  Heather Zane Anderson, Esq.

and, in the case of the Escrow Agent, to:

         Omnibank Aurora
         3000 South Peoria Street
         Aurora, Colorado 80014

         ATTENTION:

         17. Governing Law. The validity, interpretation and construction of this Agreement and of each part hereof shall be governed by the laws of the State of Colorado.

         18. Obtaining Account Information. The persons named on Schedule 1 to this Agreement are authorized at any time, one or more times, to obtain without delay the balance and other information concerning the Escrow Account, in person or by telephone. Escrow Agent agrees to make such list available to its personnel in possession of such information to facilitate such access.

         IN WITNESS WHEREOF, the Company and the Escrow Agent have executed this Escrow Agreement on the day and year of the first above written.

CATALINA CAPITAL CORP.

By:
   -----------------------------------------------------
      John J. Micek III, President


OMNIBANK AURORA


By:
   -----------------------------------------------------

                                                             Acct. No.__________

                                   SCHEDULE 1

                    CATALINA CAPITAL CORP. -- ESCROW ACCOUNT


Notice to Omnibank Aurora Personnel:

         The persons named below are entitled to obtain the total account balance, amount of funds collected, and other information desired concerning the above public offering escrow account, in person or by telephone. Any person identifying himself or herself as a secretary or assistant to the persons named below also is entitled to obtain such information.

For the Company:                              John J. Micek III
                                              Frank L. Kramer
                                              Donald R. McGahan

Company Counsel:                              Heather Zane Anderson, Esg.
                                              Ronald J. Miller, Esq.
                                              Rosemarie Simone

          Other:                              __________________________________

                                              __________________________________

                                              __________________________________